Exhibit 4.1

EXECUTION COPY

Dated 25 September 2013

OCI N.V.

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

TRUST DEED

constituting

€339,000,000 3.875 per cent. Convertible Bonds due 2018

Linklaters

Ref: KJT/ND/VGS

Linklaters LLP

Table of Contents

Contents		Page

1	Interpretation	4

2	Amount of the Original Bonds and Covenant to Pay	8

3	Form of the Original Bonds	9

4	Stamp Duties and Taxes	9

5	Further Issues	10

6	Application of Moneys received by the Trustee	11

7	Covenant to Comply	11

8	Undertaking and Covenants relating to Conversion	12

9	Covenants	12

10	Remuneration and Indemnification of the Trustee	14

11	Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000	16

12	Trustee Liability	22

13	Enforcement, Waiver and Proof of Default	23

14	Trustee not precluded from entering into Contracts	24

15	Modification and Substitution	24

16	Appointment, Retirement and Removal of the Trustee	26

17	Currency Indemnity	27

18	Communications	27

19	Purchase or Redemption by the Issuer of Ordinary Shares	29

20	Governing Law and Jurisdiction	29

21	Counterparts	29

22	Contracts (Rights of Third Parties) Act 1999	30

SCHEDULE 1 Terms and Conditions of the Bonds		31

SCHEDULE 2 Form of Original Definitive Registered Bond		76

SCHEDULE 3 Form of Original Global Bond		80

SCHEDULE 4 Provisions for Meetings of Bondholders		84

ii

SCHEDULE 5 Form of Directors’ Certificate	91

iii

This Trust Deed is made on 25 September 2013 between:

(1)           OCI N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, The Netherlands, and its registered office at Mijnweg 1, 6167 AC Geleen, The Netherlands, registered with the Dutch Trade Register of the Chambers of Commerce under number 56821166 (the “Issuer”); and

(2)           BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)          The Issuer has by a resolution of its board of directors passed on 13 September 2013 authorised the issue of €339,000,000 in aggregate principal amount of 3.875 per cent. Convertible Bonds due 2018 to be constituted by this Trust Deed.

(B)          Subject as provided in the Conditions, each Bond shall entitle the holder to convert such Bond into ordinary shares, with a nominal value of €1 each, in the capital of the Issuer (“Ordinary Shares”).

(C)          The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1              Interpretation

1.1          Definitions: The following expressions shall have the following meanings:

“Agents” means, in relation to the Original Bonds, the Principal Paying, Transfer and Conversion Agent and the Registrar and any other agent appointed pursuant to the Paying, Transfer and Conversion Agency Agreement (and “Agent” means any one of them) and, in relation to any Further Bonds, means any agent or registrar appointed in relation to them;

“Appointee” has the meaning specified in Clause 11.20;

“Bondholder” and “holder” mean, in relation to a Bond, the person in whose name the Bond is registered in the Register;

“Bonds” means the Original Bonds and/or, as the context may require, any Further Bonds except that in Schedules 2 and 3 “Bonds” means the Original Bonds;

“Business Day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in the relevant place;

“Certification Date” has the meaning specified in Clause 9.5;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 1 and, in relation to any Further Bonds, the terms and conditions relating to such Further Bonds (which may, for the avoidance of doubt, be the terms and conditions set out in Schedule 1) as any of the same may from time to time be modified in accordance with this Trust Deed, and, with respect to any Bonds represented by a Global Bond, as modified by the provisions of such Global Bond and references in this Trust Deed to a particular numbered Condition shall be construed accordingly and, in relation to any Further Bonds, as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Contractual Currency” has the meaning specified in Clause 17.1;

“Conversion Date” has the meaning specified in Condition 6(g);

“Conversion Price” has the meaning provided in Condition 6(a);

“Conversion Right” has the meaning specified in Condition 6(a);

“Definitive Registered Bonds” means the Original Definitive Registered Bonds and/or as the context may require any other definitive registered bonds representing Further Bonds or any of them;

“Euroclear” means Euroclear Bank SA/NV;

“Event of Default” means any of the events described in Condition 10;

“Extraordinary Resolution” has the meaning set out in Schedule 4;

“Further Bonds” means any further Bonds issued in accordance with the provisions of Clause 5 and the Conditions and constituted by a deed supplemental to this Trust Deed;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Bond” means the Original Global Bond and/or as the context may require any other global bond representing Further Bonds or any of them except that in Schedule 3 Global Bond means the Original Global Bond;

a “holding company” of a company or a corporation means any company or corporation of which the first mentioned company or corporation is a subsidiary;

“Ordinary Shares” has the meaning specified in Condition 3;

“Original Bonds” means the bonds in or substantially in the form set out in Schedule 2 comprising the €339,000,000 3.875 per cent. Convertible Bonds due 2018 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and the Global Bond;

“Original Bondholders” means, in relation to an Original Bond, the person in whose name the Original Bond is registered in the Register;

“Original Definitive Registered Bonds” means those Original Bonds for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 2 and in accordance with Condition 1(a);

“Original Global Bond” means the global bond in registered form which will evidence the Original Bonds, substantially in the form set out in Schedule 3, and evidencing the registration of the person named therein in the Register;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Conversion Rights have been exercised and all the obligations of the Issuer to issue and/or deliver Ordinary Shares have been performed in relation thereto, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against surrender of Bonds (if so required), as the case may be, (d) those which have become void or those in respect of which claims have become prescribed, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds (if so required), (f) those which have been purchased and cancelled as provided in the Conditions and (g) the Global Bond to the extent that it shall have been exchanged for interests in another Global Bond and any Global Bond to the extent that it shall have been exchanged for Definitive Registered Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of Conditions 10, 11, 14 and 15 and Schedule 4 and (iii) the exercise of any discretion, power or authority contained in this Trust Deed or provided by law, which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds (if any) which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries and not cancelled shall be deemed not to remain outstanding;

“Paying, Transfer and Conversion Agency Agreement” means, in relation to the Original Bonds, the paying, transfer and conversion agency agreement dated on or about the date hereof, as altered from time to time, between the Issuer, the Trustee, the Principal Paying, Transfer and Conversion Agent and the Registrar whereby the initial Principal Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Bonds and includes any other agreements approved in writing by the Trustee appointing Successor Agents amending or modifying any of such agreements;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice and/or lapse of time and/or the fulfilment of any other requirement provided for in Condition 10, become an Event of Default;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, The Bank of New York Mellon, at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and, in each case, any Successor Principal Paying, Transfer and Conversion Agent;

“Principal Subsidiary” has the meaning specified in Condition 3;

“Proceedings” has the meaning specified in Clause 20.2;

“Register” has the meaning specified in Condition 4(a);

“Registrar” means The Bank of New York Mellon (Luxembourg) S.A. at its specified office, in its capacity as Registrar and, in each case, any Successor Registrar;

“Securities” means any securities including, without limitation, Ordinary Shares and any other shares in the capital of the Issuer and options, warrants or other rights to subscribe for or purchase or acquire Ordinary Shares or any other shares in the capital of the Issuer;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.10;

“Subsidiary” has the meaning specified in Condition 3;

“Substituted Obligor” has the meaning specified in Clause 15.2.1;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the prior written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.10;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time amended, modified and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Transaction Documents” means the Paying, Transfer and Conversion Agency Agreement and this Trust Deed;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a Trustee pursuant to applicable foreign legislation relating to trustees; and

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000.

1.2          Construction of Certain References:

References to:

1.2.1       costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax (“VAT”) charged in respect thereof;

1.2.2       “euro” and “€” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended;

1.2.3       any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

1.2.4       any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.5       “such approval not to be unreasonably withheld or delayed” or like references shall mean, when used in this Trust Deed or the Conditions, in relation to the Trustee that, in determining whether to give consent, the Trustee shall have due regard to the interests of Bondholders and any determination as to whether or not its approval is unreasonably withheld or delayed shall be made on that basis; and

1.2.6       references in this Trust Deed to “reasonable” or “reasonably” and similar expressions relating to the Trustee and any exercise of power, opinion, determination or other similar matter shall be construed as meaning reasonable or reasonably (as the case may be) having due regard to, and taking into account the interests of, the Bondholders.

1.3          Conditions: Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed (including the recitals) have the same meanings as are given to them in the Conditions.

1.4          Headings: Headings shall be ignored in construing this Trust Deed.

1.5          Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly.

1.6          Modification etc. of Statutes: References to a statutory provision include that provision as from time to time modified or re-enacted whether before or after the date of this Trust Deed.

2              Amount of the Original Bonds and Covenant to Pay

2.1          Amount of the Original Bonds: The aggregate principal amount of the Original Bonds is limited to €339,000,000.

2.2          Covenant to pay: The Issuer will, on any date when any Original Bonds become due to be redeemed, in accordance with this Trust Deed or the Conditions, unconditionally pay (or procure to be paid) to or to the order of the Trustee in euro in same day funds the principal amount of the Original Bonds becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay or procure to be paid to or to the order of the Trustee interest on the principal amount of the Original Bonds outstanding as set out in the Conditions provided that (1) subject to the provisions of Clause 2.4, payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Paying, Transfer and Conversion Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders under the Conditions and (2) a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due has been received by the Trustee or the Principal Paying, Transfer and Conversion Agent and notice to that effect has been given to the Original Bondholders (if required under Clause 9.8) except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Original Bondholders.

2.3          Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4          Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:

2.4.1       by notice in writing to the Issuer and the Agents, require the Agents (or any of them), until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(i)            to act as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying, Transfer and Conversion Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; or

(ii)           to deliver all Bonds and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

2.4.2       by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to, or to the order of, the Trustee and not to the Principal Paying, Transfer and Conversion Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, proviso (1) to Clause 2.2 shall cease to have effect.

3              Form of the Original Bonds

3.1          The Original Global Bond: The Original Bonds will be represented by the Original Global Bond initially in the principal amount of €339,000,000 and the Issuer shall procure that appropriate entries be made in the Register of Bondholders by the Registrar to reflect the issue of such Original Bonds. The Original Global Bond will be delivered to and registered in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. The Original Global Bond will be exchangeable for Original Definitive Registered Bonds as set out in the Original Global Bond.

3.2          The Original Definitive Registered Bonds: The Original Definitive Registered Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements. The Original Definitive Registered Bonds and Original Global Bond will be in or substantially in the respective forms set out in Schedules 2 and 3. Original Definitive Registered Bonds will be endorsed with the Conditions.

3.3          Signature: The Original Global Bond and any Original Definitive Registered Bond (if issued) will be signed manually or in facsimile by a director of the Issuer and will be authenticated by or on behalf of the Registrar. The Issuer may use the manual or facsimile signature of any person who is at the date of this Trust Deed a director of the Issuer even if at the time of issue of any Original Bonds he no longer holds such office. Original Bonds (including the Original Global Bond) so executed and authenticated will be valid and binding obligations of the Issuer.

4              Stamp Duties and Taxes

4.1          Stamp Duties: The Issuer will pay any capital, stamp, issue, registration and transfer taxes and duties (excluding, for the avoidance of doubt, capital gains tax or similar taxes on gains or profits) payable (i) in Belgium, Luxembourg, the United Kingdom or The Netherlands on or in respect of the creation, issue and initial offering of the Bonds and the execution or delivery of this Trust Deed and (ii) in The Netherlands upon the issue, allotment or transfer and delivery of the Ordinary Shares on conversion pursuant to the Conditions. The Issuer will also indemnify the Trustee and the Bondholders from and against all capital, stamp, issue, registration and transfer taxes (excluding, for the avoidance of doubt, capital gains tax or similar taxes on gains or profits) paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be and where entitled under Condition 15 to do so, the Bondholders to enforce the obligations of the Issuer under this Trust Deed or the Bonds.

4.2          Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to The Netherlands then the Issuer will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to The Netherlands of references to that other territory or authority or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject (provided that such undertaking shall be subject to such exceptions as reflect exceptions under the law of the relevant taxing jurisdiction and as are similar in scope and effect to those exceptions set out in Condition 9) and in such event this Trust Deed and the Bonds will be read accordingly.

5              Further Issues

5.1          Liberty to Create: The Issuer may, from time to time without the consent of the Bondholders, create and issue further bonds, notes or debentures either having the same terms and conditions in all respects (or in all respects except for the amount and due date for the first payment of interest thereon and the first date on which conversion rights may be exercised) as (i) the Original Bonds or (ii) any previously issued Further Bonds so that the same shall be consolidated and form a single series with the Original Bonds or any Further Bonds, or (in any case) upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may at the time of issue thereof determine.

5.2          Means of Constitution: Any further bonds, notes or debentures created and issued pursuant to the provisions of Clause 5.1 so as to form a single series with the Original Bonds and/or any previously issued Further Bonds of any series shall be constituted by a deed supplemental to this Trust Deed and any other Further Bonds of any series created and issued pursuant to the provisions of Clause 5.1 may be so constituted. The Issuer shall, prior to the issue of any Further Bonds to be so constituted, execute and deliver to the Trustee a deed supplemental to this Trust Deed and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3          Notice of Further Issues: Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention to do so, stating the principal amount of Further Bonds proposed to be created or issued.

5.4          Separate Series: Any Further Bonds not forming a single series with the Original Bonds and/or previously issued Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clauses 4, 5.2, 6.3 and Clauses 7 to 19 (inclusive) and Schedule 4 shall apply mutatis mutandis separately and independently to the Bonds of each such series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

6              Application of Moneys received by the Trustee

6.1          Declaration of Trust: All moneys received by the Trustee in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee upon trust to apply them (subject to Clause 6.2):

6.1.1       first, in payment of all fees, costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration and any indemnity amounts payable to it) and/or any Appointee in carrying out its or their functions under this Trust Deed;

6.1.2       secondly, in payment of any amounts owing in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds pari passu and rateably; and

6.1.3       thirdly, in payment of the balance (if any) to the Issuer for itself.

If the Trustee holds any moneys in respect of Original Bonds and any Further Bonds forming a single series with the Original Bonds which have become void or in respect of which claims have become prescribed under the Conditions, the Trustee will hold them upon these trusts.

6.2          Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding whereupon such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3          Investment: Moneys held by the Trustee may be invested in the name, or under the control, of the Trustee in any investments or other assets anywhere, for the time being authorised by English law for the investment by trustees of trust monies, whether or not they produce income or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets for or into other such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible to any person whatsoever for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7              Covenant to Comply

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 1 shall have effect in the same manner as if herein set forth. The Trustee shall hold the benefit of this covenant upon trust for itself and the Bondholders according to its and their respective interests.

8              Undertaking and Covenants relating to Conversion

8.1          Undertaking of the Issuer: The Issuer hereby undertakes to procure the delivery of the Ordinary Shares upon conversion of the Bonds as required by the Conditions.

8.2          Covenants of the Issuer: The Issuer hereby undertakes to and covenants with the Trustee that so long as any Conversion Right remains exercisable, it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, observe and perform all its obligations under the Conditions and this Trust Deed with respect to Conversion Rights and in addition it will:

8.2.1       Notice: As soon as practicable after the announcement of the terms of any event giving rise to an adjustment of the Conversion Price, give notice to the Bondholders in accordance with Condition 17 and the Trustee advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and

8.2.2       Directors’ Certificate: Upon the happening of an event as a result of which the Conversion Price will be adjusted, as soon as reasonably practicable deliver to the Trustee a certificate signed by two directors of the Issuer on behalf of the Issuer (which the Trustee shall be entitled to accept without further enquiry or liability in respect thereof as sufficient evidence of the correctness of the matters referred to therein) setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require.

9              Covenants

So long as any Bond is outstanding, the Issuer covenants with the Trustee that it will:

9.1          Books of Account: keep, and procure that each Principal Subsidiary keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default, or if the Trustee reasonably believes that any such event has occurred so far as permitted by applicable law, allow, and procure that each Principal Subsidiary will allow, the Trustee and anyone appointed by the Trustee to whom the Issuer and/or the relevant Principal Subsidiary has no reasonable objection, access to the books of account of the Issuer and/or the relevant Principal Subsidiary, respectively, at all reasonable times during normal business hours;

9.2          Notice of Events of Default, De-Listing Event, etc.: notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default or, in accordance with Condition 6(l), of a Change of Control or De-Listing Event having occurred without waiting for the Trustee to take any further action;

9.3          Information: so far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions;

9.4          Financial Statements, etc.: send to the Trustee at the time of their issue, and in the case of annual financial statements in any event within 180 days of the end of each financial year and within such period as the same are required to be provided to shareholders under Dutch law (or, in the case of a Substituted Obligor, its jurisdiction of incorporation) (or if no such period applies, within 180 days of the end of each financial year or such other period as the Trustee may agree), one copy of every balance sheet and profit and loss account, any report or other notice, statement or circular, issued, or that legally or contractually should be issued, to the members and creditors holding listed securities (or any class of them)) of the Issuer in their capacity as such;

9.5          Certificate of Directors: send to the Trustee, within 14 days after its annual audited financial statements being made available to its shareholders and also within 14 days after any request by the Trustee a certificate of the Issuer in the form or substantially in the form set out in Schedule 5 signed respectively by any two of their directors to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no Event of Default or Potential Event of Default or Change of Control or other breach of this Trust Deed had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it;

9.6          Notices to Bondholders: send to the Trustee, at least five London Business Days or such shorter period as the Trustee may agree in relation to any notice before the date of publication, a copy of the form of each notice to Bondholders and, upon publication, one copy of each notice so published (such notice to be in a form approved, such approval not to be unreasonably withheld or delayed, in writing by the Trustee) (such approval, unless so expressed, not to constitute approval for the purpose of Section 21 of FSMA of any such notice which is a communication within the meaning of Section 21 of the FSMA);

9.7          Further Acts: so far as permitted by applicable law, do all such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

9.8          Notice of late payment: forthwith upon request by the Trustee, give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

9.9          Listing: use all reasonable endeavours to obtain the admission to trading of the Original Bonds on the Freiverkehr segment of the Frankfurt Stock Exchange by no later than 1 October 2013. Thereafter, and in respect of any Further Bonds, the Issuer will use all reasonable endeavours to maintain such listing and admission to trading. If, however, the Issuer determines in good faith that it can no longer comply with its requirements for such listing, having used such endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, the Issuer will instead use all reasonable endeavours to obtain and maintain a listing on such other stock exchange or admission to trading on such other securities market of the Bonds as the Issuer may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide, and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets if the Trustee so requires or if necessary to comply with the requirements of any such stock exchange or securities market enter into a Trust Deed supplemental hereto to effect such consequential amendments to this Trust Deed;

9.10        Change in Agents: give not less than 14 days’ prior notice to the Trustee and the Bondholders in accordance with Condition 17 of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office or, if later, notice as soon as reasonably practicable after becoming aware thereof and not make any such appointment or removal without the written approval of the Trustee (such consent not to be unreasonably withheld or delayed);

9.11        Bonds held by Issuer, etc.: send to the Trustee, as soon as practicable after being so requested by the Trustee, a certificate of the Issuer signed by any two of its directors on behalf of the Issuer setting out the total number of Bonds which, at the date of such certificate, were held by or on behalf of the Issuer or its Subsidiaries and which had not been cancelled;

9.12        Early Redemption: give prior notice to the Trustee and the Bondholders of any proposed redemption pursuant to Condition 7(b) or 7(c) in accordance therewith;

9.13        Principal Subsidiaries: give to the Trustee at the same time as sending the certificate referred to in Clause 9.5 above or within 14 days of a request by the Trustee, a certificate signed by two directors of the Issuer listing those Subsidiaries of the Issuer which were as at the date specified in such request Principal Subsidiaries;

9.14        Acquisition or disposal of Principal Subsidiaries: give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Principal Subsidiary, a certificate addressed to the Trustee and signed by two directors of the Issuer to such effect and any certificate delivered to the Trustee under this Clause 9 above shall, in the absence of manifest error be conclusive and binding on the Issuer, the Trustee and the Bondholders and the Trustee shall be entitled to rely on such certificate, without liability to any person;

9.15        Sufficient Ordinary Shares: at all times keep available for issue free from pre-emptive rights a sufficient number of Ordinary Shares to enable Conversion Rights to be satisfied in full; and

9.16        Register: deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, as soon as practicable following the date hereof and in any event within three London Business Days following the date hereof and at such other times as the Trustee may reasonably require.

10           Remuneration and Indemnification of the Trustee

10.1        Normal Remuneration: So long as any Bond is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as Trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable in advance, annually as may be agreed between the Issuer and the Trustee. However if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused upon due surrender (if so required) of such Bond, such remuneration will again accrue as from the date of such surrender (if so required) until payment to such Bondholder is duly made.

10.2                        Extra Remuneration: At any time after the occurrence of an Event of Default or Potential Event of Default, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee (a) finds it expedient or necessary in the interests of Bondholders or (b) is requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, then the Issuer will pay such additional remuneration to the Trustee as may be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time). For the avoidance of doubt, any duties in connection with the granting of consents or waivers, concurring in modifications, substitution of the Issuer or enforcement, prior to or during the period post enforcement shall be deemed to be of an exceptional nature.

10.3                        Remuneration in absence of agreement: Failing agreement as to any of the matters in Clause 10.2 (or as to such sums referred to in Clause 10.1), a financial institution or any other person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, shall determine the matters in Clause 10.2 (or such sums referred to in Clause 10.1) (as applicable), the expenses involved in such selection and approval and the fee of the relevant financial institution or other person (acting as an expert) being borne by the Issuer. The determination of the relevant financial institution or other person (acting as an expert) will be conclusive and binding on the Issuer, the Trustee and the Bondholders.

10.4                        Expenses: The Issuer will also pay or discharge all Liabilities (defined below) properly incurred by the Trustee and, if applicable, any Appointee in relation to the preparation and execution of this Trust Deed and the carrying out and/or performance of its functions under this Trust Deed including, but not limited to, properly incurred legal and travelling expenses and any stamp, issue, registration, documentary or other taxes or duties paid or payable by the Trustee in connection with any action reasonably taken or contemplated by or on behalf of the Trustee or any Appointee for enforcing any obligation under this Trust Deed or the Bonds or any other Transaction Document or resolving any doubt concerning, or for any other purpose in relation to, any of the Transaction Documents. “Liability” means any loss, liability, damage, charge, cost, fee, claim, action, demand, expense, judgment, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any irrecoverable value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis.

10.5                        Payment of Expenses: All such costs, charges, liabilities and expenses incurred and payments made by the Trustee will be payable or reimbursable by the Issuer on demand by the Trustee and:

10.5.1              in the case of payments made by the Trustee prior to such demand, will carry interest from the date on which the demand is made at a rate equal to the Trustee’s cost of funds, then applicable, from the date on which such payments were made by the Trustee; and

10.5.2              in all other cases, will carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

All remuneration payable to the Trustee shall carry interest at such rate from the due date thereof.

10.6                        Indemnity: The Issuer will on demand by the Trustee indemnify it, on an after tax basis, in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer will on demand by such agent or delegate indemnify it, on an after tax basis, against such Agent/Delegate Liabilities. “Amounts or Claims” are losses, liabilities, costs, fees, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 10.6.

10.7                        Provisions Continuing: The provisions of Clauses 10.4, 10.5 and 10.6 will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee.

11           Provisions Supplemental to the Trustee Act 1925 and the Trustee Act 2000

11.1                        Advice: The Trustee may act and/or rely on the opinion or report or advice or certificate of, or information obtained from, any lawyer, accountant, banker, financial adviser, financial institute, an Independent Advisor or other relevant expert and will not be responsible to anyone for any loss or liability occasioned by so acting regardless of whether such advice is obtained by or addressed to the Issuer, the Trustee or any other person or whether their liability is limited in any manner whatsoever. Any such opinion, advice or information may be sent or obtained by letter, email or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic.

11.2                        Trustee to Assume Due Performance: The Trustee need not notify anyone of the execution of this Trust Deed or any other Transaction Documents or do anything to ascertain whether any Event of Default or Potential Event of Default or Change of Control or De-Listing Event has occurred and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed, the Conditions and the Bonds.

11.3                        Resolutions of Bondholders: The Trustee will not be responsible to any person and shall have no liability whatsoever for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or upon any direction or request, including a written resolution or electronic consent made in accordance with Paragraph 19 of Schedule 4 even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders.

11.4                        Certificate signed by Directors: The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two directors of the Issuer on behalf of the Issuer as to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible or liable for any loss that may be occasioned by acting on any such certificate.

11.5                        Reports: The Trustee is entitled to accept and rely without liability on any report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under the Conditions or a provision hereof and such report, confirmation or certificate shall, if so relied upon be conclusive and binding on the Issuer, the Trustee and the Bondholders in the absence of manifest error.

11.6                        Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.7                        Discretion of Trustee: The Trustee will have absolute and uncontrolled discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise.

11.8                        Agents: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9                        Delegation: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions. Such delegation may be made on such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Bondholders think fit.

11.10                 Forged Bonds: The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond or entry on the Register purporting to be such and later found to be forged or not authentic.

11.11                 Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential financial, price-sensitive or other information made available to the Trustee by the Issuer.

11.12                 Determinations Conclusive: As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Bondholders.

11.13                 Currency Conversion: Where it is necessary or desirable in relation to this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

11.14                 Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer and the Bondholders.

11.15                 Payment for and Delivery of Bonds: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the exchange of the Original Global Bond for Original Definitive Registered Bonds or the delivery of the Original Global Bond or any Original Definitive Registered Bond to the person(s) entitled to it or them.

11.16                 Bonds held by the Issuer, etc.: In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 9.11) that no Bonds are for the time being held by or on behalf of the Issuer or its Subsidiaries.

11.17                 Interests of Bondholders: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 15.2 or any determination to be made by it under this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders nor to circumstances particular to individual Bondholders (whatever their number) and, in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of any such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed. For the avoidance of doubt, the Trustee shall not at any time have regard to the interests of the holders of the Ordinary Shares.

11.18                 No Responsibility for Share Value: The Trustee shall not at any time be under any duty or responsibility to or have any liability to any Bondholder or to any other person to (i) monitor or take any steps to ascertain whether a Conversion Right is exercisable or whether any facts exist or may exist, which may require an adjustment to the Conversion Price or (ii) review either the nature or extent of any such adjustment when made or the method employed in making any such adjustment pursuant to the provisions of this Trust Deed or (iii) make or verify any calculations or determination made as to the number of Ordinary Shares or the methodology used therefor and will not be responsible or liable to any person for any loss occasioned thereby. The Trustee shall not at any time be under any duty or responsibility or liability in respect of the validity or value (or the kind or amount) of any Ordinary Shares or other shares or any other Securities or property, which may at any time be made available or delivered in the exercise of any Conversion Right and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to deliver any Ordinary Shares or share certificates or other Securities or any other amounts in respect of any Bond or of the Issuer to comply with any of the covenants contained in this Trust Deed.

11.19                 Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

11.20                 Responsibility for agents, etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Clause (an “Appointee”), it will not have any obligation to supervise the Appointee or to be responsible for any loss, liability, cost, claim, action, demand or expense incurred by anyone whatsoever by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by such Appointee.

11.21                 Clearing Systems: The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by a Global Bond standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the holder of a particular principal amount of Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

11.22                 Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby. The Trustee shall be entitled to call for and rely upon, and the Issuer shall be obliged to procure the delivery of, legal opinions addressed to the Trustee dated the date of such delivery and in a form and content acceptable to the Trustee.

11.23                 Illegality, etc.: Nothing contained in this Trust Deed or any other Transaction Document, shall require the Trustee to do anything which (a) may, in the opinion of the Trustee, (i) be illegal or contrary to applicable law or regulation of any agency of any state which would or might otherwise render it liable to any person and may do anything which in its opinion, is necessary to comply with any such law, directive or regulation or (b) may cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion under the Transaction Documents, any loss, damage, cost, charge, claim, demand, expense, judgement, action, proceeding or other liability whatsoever of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment and/or prepayment of such funds or adequate indemnity and/or security against such risk or loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever is not assured to it.

11.24                 Investigation: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

11.25                 Indemnity: Notwithstanding anything else contained in this Trust Deed, the Trustee shall not be bound to take any action or step or proceeding or exercise any right, power, authority or discretion vested in it under this Trust Deed or any other agreement relating to the transactions herein contemplated including, but not limited to forming an opinion or employing a financial adviser until it has been indemnified and/or secured and/or prefunded to its satisfaction (whether by payment in advance or otherwise) against any and all actions, charges, claims, costs, fees, damages, demands, expenses, liabilities, losses and proceedings (including properly incurred legal and other professional fees) which might properly be brought, made or conferred against or suffered, incurred or sustained by it as a result. The Trustee shall not be liable to any person whatsoever for any loss occasioned by it not acting unless and until it shall have been so indemnified and/or secured and/or prefunded to its satisfaction.

11.26                 Exercise of Discretion: In relation to any discretion to be exercised or action, step or proceeding to be taken by the Trustee under this Trust Deed, the Bonds, the Paying, Transfer and Conversion Agency Agreement, the Trustee may, at its discretion and without further notice or shall, if it has been so directed by an Extraordinary Resolution of the Bondholders then outstanding or so requested in writing by the holders of at least one-quarter in principal amount of such Bonds, exercise such discretion or take such action, step or proceeding, provided that, in either case, the Trustee shall not be obliged to exercise such discretion or take such action, step or proceeding unless it shall have been indemnified, secured and/or prefunded to its satisfaction against all liabilities and provided that the Trustee shall not be held liable for the consequences of exercising or not exercising its discretion or taking or not taking any such action, step or proceeding and may do so without having regard to the effect of such action, step or proceeding on individual Bondholders.

11.27                 Refrain from action: The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion (which may be based upon legal advice in the relevant jurisdiction), be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power.

11.28                 Experts and Auditors: Any confirmation, certificate or report of accountants, financial advisers, investment bank, Independent Advisers or other experts called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of such expert or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

11.29                 Independent Adviser: If the Issuer fails to select an Independent Adviser when required to do so pursuant to the Conditions and such failure continues for a reasonable period (as determined by the Trustee), the Trustee may do so but shall not be obliged to do so unless it is indemnified and/or secured and/or prefunded to its satisfaction against all liabilities, costs, fees and expenses incurred in doing so, including those of the Independent Adviser itself. The Trustee has no responsibility or liability for the accuracy or otherwise of any determination made by an Independent Adviser pursuant to the Conditions.

11.30                 Execution and Enforceability: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto.

11.31                 Error of Judgement: The Trustee shall not be in any way responsible for any liability incurred by reason of any error of judgment made in good faith by any of its employees or agents.

11.32                 FSMA: Notwithstanding anything in the Trust Deed or any other Transaction Document to the contrary, the Trustee shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purposes of the FSMA unless it is authorised under FSMA to do so. The Trustee shall have discretion at any time: (i) to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licenses; and (ii) to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so. Nothing in this Trust Deed shall require the Trustee to assume an obligation of the Issuer arising under any provisions of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other competent authority besides the Financial Conduct Authority).

11.33                 Personal Data: Notwithstanding the other provisions of the Transaction Documents, the Trustee may collect, use and disclose personal data about the parties (if any are an individual) or individuals associated with the Issuer and/or other parties, so that the Trustee can carry out its obligations to the Issuer and/or the other parties and for other related purposes, including auditing, monitoring and analysis of its business, fraud and crime prevention, money laundering, legal and regulatory compliance by the Trustee or members of the Trustee’s corporate group of other services. The Trustee will keep the personal data up to date. The Trustee may also transfer the personal data to any country (including countries outside the European Economic Area where there may be less stringent data protection laws) to process information on the Trustee’s behalf. Wherever it is processed, the personal data will be protected by a strict code of secrecy and security to which all members of the Trustee’s corporate group, their staff and any third parties are subject, and will only be used in accordance with the Trustee’s instructions.

11.34                 No Duty to Monitor: The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Conversion Price and will not be responsible or liable to any person for any loss arising from any failure or delay by it to do so, nor shall the Trustee be responsible or liable to any person for any determination of whether or not an adjustment to the Conversion Price is required or should be made nor as to the determination or calculation of any such adjustment.

The Trustee shall not be required to take any steps to monitor or ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure or delay by it to do so.

11.35                 Withholding Tax by the Trustee: Notwithstanding anything contained herein, to the extent required by any applicable law, if the Trustee is required to make any deduction or withholding from any distribution or payment made by it under this Trust Deed or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under this Trust Deed and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or any Bonds from time to time representing the same, including any income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts hereunder or otherwise, in any case other than any tax generally payable by the Trustee on its income, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it in respect of this Trust Deed an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee on the trusts hereunder.

11.36                 Principal Subsidiaries: A certificate signed by two Directors of the Issuer that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence or responsibility or liability in respect thereto and if relied on by the Trustee, shall (in the absence of manifest error) be binding on the Issuer, the Trustee and the Bondholders.

11.37                 Determinations by Trustee: When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security or prefunding given to it by the Bondholders or any of them or any other person be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the indemnity, security and/or prefunding.

12           Trustee Liability

12.1                        Trustee Liability: Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed, subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) provided that if the Trustee fails to show the degree of care and diligence required of it as Trustee having regard to the provisions of this Trust Deed conferring on it any trust powers, authorities or discretions, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any fraud, gross negligence or wilful default of which it may be guilty. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall prevail to the extent permitted by law. In the case of an inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall take effect as a restriction or exclusion for the purposes of that act.

12.2                        Consequential loss: Any liability of the Trustee arising under the Transaction Documents shall be limited to the amount of actual loss suffered (such loss shall be determined as at the date of default of the Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Trustee at the time of entering into the Transaction Documents, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Trustee has been advised of the possibility of such loss or damages.

13           Enforcement, Waiver and Proof of Default

13.1                        Waiver: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach or proposed breach by the Issuer of the Conditions or any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement and any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions determine without any such consent as aforesaid that any Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10 but no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and will be notified by the Issuer to the Bondholders as soon as practicable.

13.2                        Proof of Default: If it is proved that as regards any specified Bond the Issuer has made default in paying any sum due to the relevant Bondholder, such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

13.3                        Enforcement: The Trustee may, at any time at its discretion and without further notice, take such steps, actions or proceedings against the Issuer as it may think fit to recover any amounts due in respect of the Bonds and to enforce the provisions of this Trust Deed or the Conditions, but it will not be bound to take any such steps, actions or proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one quarter in principal amount of the Bonds then outstanding and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be properly incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action, step or proceedings and may take such action, step or proceedings without having regard to the effect of such action on individual Bondholders. Only the Trustee may enforce the provisions of the Bonds or this Trust Deed and no Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

14           Trustee not precluded from entering into Contracts

The Trustee, associated companies and any other person, whether or not acting for itself may acquire, hold or dispose of, any Bond or any Ordinary Shares or other Securities (or any interest therein) of the Issuer or any other person with the same rights as it would have had if the Trustee were not Trustee and may enter into or be interested in any contracts or transactions with the Issuer or any such person and may act as depositary, trustee or agent or in any other capacity for, or on any committee or body of holders of, any Securities issued or guaranteed by, or related to the Issuer or any such person and will not be liable to account for any profit.

15           Modification and Substitution

15.1        Modification: The Trustee may agree without the consent of the Bondholders to (i) any modification to the Conditions or the provisions of this Trust Deed, any trust deed which supplements the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement which supplements the Paying, Transfer and Conversion Agency Agreement or the Bonds or the Conditions which in its opinion is of a formal, minor or technical nature or which is made to correct a manifest error or to comply with a mandatory provision of law or (ii) any other modification to the provisions of this Trust Deed, any trust deed which supplements the Trust Deed, the Paying, Transfer and Conversion Agency Agreement and any agreement which supplements the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16.8 of Schedule 4 which is in its opinion not materially prejudicial to the interests of the Bondholders. Any such modification shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified promptly to the Bondholders in accordance with Condition 17.

15.2        Substitution:

Subject to Clause 15.4 below:

15.2.1     The Trustee shall, without the consent of the Bondholders, agree to the substitution of (x) any Successor in Business or (y) any Subsidiary of the Issuer, (the “Substituted Obligor”) in place of the Issuer (or of any previous substituted company) as principal debtor under this Trust Deed and the Bonds, subject to:

(i)          (other than in the case of a substitution in place of the Issuer by a Successor in Business) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, and

(ii)         the Bonds continuing to be convertible or exchangeable into Ordinary Shares mutatis mutandis as provided in the Conditions or, in the case of a substitution in place of the Issuer of a Successor in Business, the Bonds being exchangeable into the class and amount of Shares and other securities and property of the Successor in Business as prescribed by and in accordance with Condition 6(m), in either case with such amendment as the Trustee shall consider appropriate and provided that in any such case:

(a)        a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(b)           if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(c)           the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(d)           the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution.

In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed, provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders.

15.2.2     In the event of a Newco Scheme, the Issuer shall take (or procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after completion of the Scheme of Arrangement (as defined in Condition 3):

(i)          at the Issuer’s option, either (a) Newco (as defined in Condition 3) is substituted under this Trust Deed and the Bonds as principal obligor in place of the Issuer (with the Issuer providing an unconditional and irrevocable guarantee) subject to and as provided below or (b) Newco is a guarantor (on an unconditional and irrevocable basis) under this Trust Deed and the Bonds; and

(ii)         such other amendments are made to this Trust Deed and the Conditions and the Bonds, as the Trustee shall require, to ensure that the Bonds may be converted into ordinary shares, or units or the equivalent, of Newco mutatis mutandis in accordance with and subject to this Trust Deed, the Conditions and the Bonds and the Conditions provide at least the same powers, protections, rights and benefits to the Trustee and the Bondholders following the implementation of such Scheme of Arrangement as they provided to the Trustee and the Bondholders prior to implementation of the Scheme of Arrangement mutatis mutandis; and

(iii)        the ordinary shares or units or equivalent of Newco are (a) admitted to trading on an EEA Regulated Market,

subject to the foregoing the Trustee shall, without the consent of the Bondholders, agree to such substitution of Newco.

15.2.3     Any substitution made pursuant to this Clause shall be binding on the Bondholders and must be notified promptly to the Bondholders in accordance with Condition 17.

15.3     Release of Substituted Issuer: Any such agreement by the Trustee pursuant to Clause 15.2 will, if so expressed, operate to release the Issuer (or any such previous substitute)

from any or all of its obligations under this Trust Deed and the Bonds. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders by the Substituted Obligor or Newco, as the case may be.

15.4        Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor or Newco, as the case may be will be deemed to be named in this Trust Deed and on the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under Clause 15.2) and this Trust Deed and the Bonds will be deemed to be modified in such manner as shall be necessary to give effect to the substitution.

15.5        No Obligations to Act: The Trustee shall not be obliged to agree to any such substitution and/or any related or consequential amendments or any other amendment referred to in the foregoing provisions of this Clause 15 which, in the sole opinion of the Trustee, would have the effect of (a) exposing the Trustee to any liability against which it has not been indemnified and/or secured and/or prefunded to its satisfaction or (b) increasing the obligations or duties, or decreasing the protections, of the Trustee in the Transaction Documents and/or the Conditions.

16           Appointment, Retirement and Removal of the Trustee

16.1        Appointment: Subject as provided in Clause 16.2 below, the Issuer has the power of appointing a new trustee or trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders and the Principal Paying, Transfer and Conversion Agent as soon as practicable.

16.2        Retirement and Removal: Any Trustee may retire at any time on giving not less than three months’ notice in writing to the Issuer without giving any reason and without being responsible for any costs (which costs shall be borne by the Issuer) occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so before the expiry of such three month notice period, the Trustee shall have the power to appoint a new Trustee with all the costs of such appointment being borne by the Issuer.

16.3        Co-Trustees: The Trustee may, notwithstanding Clause 16.1, by prior notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

16.3.1     if the Trustee considers such appointment to be in the interests of the Bondholders; or

16.3.2     for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

16.3.3     for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed, the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may, by notice in writing to the Issuer and such person, remove any person so appointed. At the request of the Trustee, the Issuer will do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4        Competence of a Majority of Trustees: If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

16.5        Merger: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 16, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

17           Currency Indemnity

17.1        Currency of Account and Payment: Euro (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

17.2        Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, bankruptcy, winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3        Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

17.4        Indemnity separate: The indemnities in this Clause 17 and in Clause 10.6 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Bonds or any other judgment or order.

18           Communications

18.1        Modes of Communication: Any communication shall be by letter or facsimile transmission:

in the case of the Issuer, to it at:

Address:             OCI N.V.

c/o: OCI (UK) Limited

4 Cork Street

London W1S 3LB

Fax no.:             +44 20 7439 4801

Attention:          Salman Butt, with copies to Hassan Badrawi and Kevin Struve and in the case of the Trustee, to it at:

Address:             BNY Mellon Corporate Trustee Services Limited

One Canada Square

London E14 5AL

United Kingdom

Fax No.:             +44 (0) 20 7163 2536

Attention:          Trustee Administration Manager

or to such other address, facsimile number or attention details as shall have been notified (in accordance with this Clause) to the other parties hereto. Communications will take effect, in the case of a letter, when delivered, and in the case of a fax, when the relevant delivery receipt is received by the sender; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax will be written legal evidence.

18.2        Communications

In no event shall the Trustee or any other entity of The Bank of New York Mellon Group be liable for any Losses arising to the Trustee or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from the Issuer, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

The parties hereto accept that some methods of communication are not secure and the Trustee or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving instructions via any such non-secure method. The Trustee or any other entity of The Bank of New York Mellon Group is authorised to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative therefore). The Issuer or any authorised officer of the Issuer shall use all reasonable endeavours to ensure that instructions transmitted to the Trustee or any other entity of The Bank of New York Mellon Group pursuant to this Trust Deed are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Issuer or any authorised officer of the Issuer to the Trustee or any other entity of The Bank of New York Mellon Group for the purposes of this Trust Deed.

In this Clause, the following terms shall have the following meanings:

“Authorised Person” means any person who is designated in writing by the Issuer from time to time to give instructions to the Trustee under the terms of this Trust Deed;

“Instructions” means any written notices, directions or instructions received by the Trustee from an Authorised Person or from a person reasonably believed by the Trustee to be an Authorised Person;

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgements (including legal fees and expenses) sustained by either party; and

“The Bank of New York Mellon Group” means The Bank of New York Mellon and any company or other entity of which The Bank of New York Mellon is directly or indirectly a shareholder or owner. For purposes of this Trust Deed, each branch of The Bank of New York Mellon shall be a separate member of The Bank of New York Mellon Group.

19           Purchase or Redemption by the Issuer of Ordinary Shares

The Issuer or any Subsidiary of the Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Bondholders.

20           Governing Law and Jurisdiction

20.1        Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

20.2        Jurisdiction: Subject to Clause 10.3, the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds (and any non-contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3        Service of Process: The Issuer irrevocably appoints OCI (UK) Limited of Tricor Suite, 7th Floor, 52-54 Gracechurch Street, London EC3V 0EH as its authorised agent for service of process in England in relation to Proceedings in England. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

21           Counterparts

This Deed and any trust deed supplemental hereto may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Deed or any trust deed supplemental hereto by email attachment or telecopy shall be an effective mode of delivery.

22           Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

SCHEDULE 1

Terms and Conditions of the Bonds

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds.

The issue of the €339,000,000 3.875 per cent. Convertible Bonds due 2018 (the “Bonds”, which expression shall, unless otherwise indicated, include any Further Bonds (as defined below)) was (save in respect of any Further Bonds) authorised by a resolution of the board of directors of OCI N.V. (the “Issuer”) passed on 13 September 2013. The Bonds are constituted by a trust deed dated 25 September 2013 (the “Trust Deed”) between the Issuer, and BNY Mellon Corporate Trustee Services Limited (the “Trustee”, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement dated 25 September 2013 (the “Agency Agreement”) relating to the Bonds between the Issuer, the Trustee and The Bank of New York Mellon, London Branch (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement), the other Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Agents under the Agency Agreement) and The Bank of New York Mellon (Luxembourg) S.A. in its capacity as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement). The Issuer has also entered into a Calculation Agency Agreement dated 25 September 2013 (the “Calculation Agency Agreement”) with Conv-Ex Advisors Limited (the “Calculation Agent” which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds.

Copies of the Trust Deed, the Agency Agreement and the Calculation Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the Closing Date (as defined below) at One Canada Square, London E14 5AL, United Kingdom), and at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings provided in the Trust Deed, unless, in any case, the context otherwise requires or unless otherwise stated.

1      Form, Denomination, Title and Status

(a)   Form and Denomination

The Bonds are in registered form, serially numbered, in principal amounts of €100,000 each.

(b)   Title

Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as applicable) or anything written on it or the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(c)   Status

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law and subject to Condition 2) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding.

2      Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed):

(i)            the Issuer will not create or permit to subsist any Security Interest upon the whole or any part of its undertaking, assets or revenues present or future to secure any Capital Markets Indebtedness or any guarantee of, or indemnity in respect of, any Capital Markets Indebtedness; and

(ii)           the Issuer will procure that none of its Subsidiaries will create or permit to subsist any Security Interest upon the whole or any part of the undertaking, assets or revenues present or future of that Subsidiary to secure any Capital Markets Indebtedness or any guarantee of, or indemnity in respect of, any Capital Markets Indebtedness, unless, at the same time or prior thereto, the obligations of the Issuer under the Bonds and the Trust Deed (1) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (2) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders SAVE THAT there may be permitted to subsist or (in the case of (c) or (d) only) created (without the obligation to provide to the Bonds any security or ensure the Bonds benefit from a guarantee or indemnity or other arrangement as aforesaid) (a) any Security Interest over the undertaking, assets or revenues of any Subsidiary of the Issuer in respect of any Capital Markets Indebtedness of such Subsidiary or any guarantee of, or indemnity given by such Subsidiary in respect of any Capital Markets Indebtedness existing on the Closing Date (provided that the principal amount of such Capital Markets Indebtedness is not subsequently increased); (b) any Security Interest in respect of any Capital Markets Indebtedness or any guarantee of, or indemnity in respect of any Capital Markets Indebtedness where such Security Interest is subsisting over any undertakings or assets acquired after, or is provided by or subsisting in respect of a company becoming a Subsidiary of the Issuer after, the Closing Date and where such Security Interest exists at the time of such acquisition or at the time that company becomes a Subsidiary of the Issuer (provided that such Security Interest was not created in contemplation of such acquisition or that company becoming a Subsidiary of the Issuer and the principal amount of the relevant Capital Markets Indebtedness secured at the time of the company becoming a Subsidiary of the Issuer is not subsequently increased); (c) any Security Interest over the undertaking or assets the subject of any Security Interest referred to in (a) or (b) above for the purpose of and to the extent of the refinancing of such Capital Markets Indebtedness (provided that the principal amount of the relevant Capital Markets Indebtedness is not increased); and (d) any Security Interest securing Project Finance Indebtedness.

“Capital Markets Indebtedness” means any present or future indebtedness (whether being principal, premium, interest or other amounts) which is in the form of or represented by any notes, bonds, certificates, debentures, debenture stock, loan stock or other instrument or debt securities which are, or are capable of being, quoted, listed or ordinarily dealt in or traded on any stock exchange, recognised automated trading system, over-the-counter or other securities market.

“Excluded Subsidiary” means any Subsidiary of the Issuer:

(a)           which is a company whose principal assets and business are constituted by the ownership, acquisition, construction, creation, development, maintenance and/or operation of an asset;

(b)           none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, construction, creation, development, maintenance and/or operation of an asset or any associated rehabilitation works is subject to any recourse whatsoever to the Issuer or any Subsidiary of the Issuer (other than such Subsidiary or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in sub-paragraph (B) of the definition of Project Finance Indebtedness; and

(c)           which has been designated as such by the Issuer by written notice to the Trustee.

“Project Finance Indebtedness” means any present or future indebtedness of any Subsidiary of the Issuer incurred to finance the ownership, acquisition, construction, creation, development, maintenance and/or operation of an asset, or any associated rehabilitation works:

(a)           which is incurred by an Excluded Subsidiary; and/or

(b)           in respect of which the person or persons to whom any such indebtedness is or may be owed by the relevant borrower has or have no recourse whatsoever to the Issuer or any Subsidiary of the Issuer (but so that such person or persons may have recourse to any other person or persons and any Security Interest over the assets of any such other person or persons) for the repayment thereof other than:

(i)            recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset or the business of owning, acquiring, constructing, developing, maintaining and/or operating such asset; and/or

(ii)           (A) recourse for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any Security Interest given over such asset (and/or any other assets primarily used in the business of owning, acquiring, constructing, creating, developing, maintaining and/or operating such asset) or the income, cash flow or other proceeds deriving therefrom (or given over shares or the like in the capital of the borrower or owner of the asset or any Subsidiary described in paragraph (iv)) to secure such indebtedness, provided that (I) the extent of such recourse is limited solely to the amount of any recoveries made on any such enforcement and (II) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of the Issuer or any Subsidiary of the Issuer (other than a Subsidiary described in paragraph (iv) or over any licence, permit, authorisation or the like related to the relevant asset or over shares or the like in the capital of any entity holding any such licence, permit, authorisation or the like) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the Issuer or any Subsidiary of the Issuer (other than a Subsidiary described in paragraph (iv)) or any of its assets (save for the assets the subject of such encumbrance); and/or (B) recourse against the assets, income, cashflow, proceeds or shares or the like subject to an encumbrance referred to in this paragraph (ii); and/or

(iii)          recourse under any form of assurance, undertakings or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) or under an indemnity for breach of an obligation or representation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition other than costs to complete tests or project completion tests) of the Issuer or any Subsidiary of the Issuer; and/or

(iv)          recourse against (A) any Subsidiary of the Issuer, or the assets of any Subsidiary of the Issuer, whose principal business comprises the ownership, acquisition, construction, creation, development, maintenance and/or operation of the asset concerned; or (B) any Subsidiary of the Issuer, or the assets of any Subsidiary of the Issuer, whose principal business comprises the ownership or financing, directly or indirectly, of any Subsidiary described in paragraph (iv)(A); and/or

(v)           recourse under any guarantee and/or indemnity of such indebtedness or completion of construction or development of an asset, provided that in any such case the guarantee and/or indemnity is (to the extent not permitted by any of the foregoing paragraphs) released or discharged if completion of the relevant construction or development occurs on or prior to the agreed date for completion referred to in or in connection with the guarantee and/or indemnity and no default under or in connection with such indebtedness, guarantee or indemnity or any agreement relating thereto is then subsisting; and/or

(vi)          any guarantee or indemnity by the Issuer or any Subsidiary of the Issuer provided in respect of the above.

3      Definitions

In these Conditions, unless otherwise provided:

“Additional Ordinary Shares” has the meaning provided in Condition 6(c).

“Bondholder” and “holder” mean the person in whose name a Bond is registered in the Register (as defined in Condition 4(a)).

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

A “Change of Control” shall occur if:

(a)           any person or persons, acting together (other than an Excepted Person or any person or persons acting together with an Excepted Person), acquires or is or becomes entitled to control more than 50% of the Voting Rights of the Issuer or acquires or is or becomes entitled to control the right to appoint and / or remove all or the majority of the members of the Board of Directors or other governing body of the Issuer, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise (other than in any such case as a result of a Newco Scheme); or

(b)           an Excepted Person or any person or persons acting together with an Excepted Person acquires or becomes entitled to control more than 75 per cent. of the Voting Rights of the Issuer, provided that any securities having voting rights of the Issuer held by any Excepted Person or any person or persons acting together with an Excepted Person as a market maker or otherwise in the ordinary course of a business of dealing in securities shall be disregarded for the purpose of determining the Voting Rights of the Issuer acquired or controlled by that Excepted Person (or other person) or which that Excepted Person (or other person) is entitled to control.

“Change of Control Notice” has the meaning provided in Condition 6(l)(i).

“Change of Control Period” means the period commencing on the occurrence of a Change of Control and ending 60 calendar days following the Change of Control or, if later, 60 calendar days following the date on which a Change of Control Notice is given to Bondholders as required by Condition 6(l)(i).

“Change of Control Put Date” has the meaning provided in Condition 7(e).

“Closing Date” means 25 September 2013.

“Companies Act” means the Companies Act 2006 of the United Kingdom.

“Conversion Commencement Date” has the meaning provided in Condition 6(a).

“Conversion Date” has the meaning provided in Condition 6(g).

“Conversion Notice” has the meaning provided in Condition 6(g).

“Conversion Price” has the meaning provided in Condition 6(a).

“Conversion Right” has the meaning provided in Condition 6(a).

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(a)           if the Ordinary Shares to be issued or transferred and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Effective Date relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(b)           if the Ordinary Shares to be issued or transferred and delivered do rank for the Dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Effective Date relating to such Dividend (or entitlement), in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued or transferred and delivered do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Effective Date relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume

Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an Independent Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“De-Listing Event” means the occurrence of either of the following:

(i)    the Ordinary Shares at any time ceasing to be admitted to listing on NYSE Euronext Amsterdam or (if the Ordinary Shares have been admitted to listing and trading on another Recognised Stock Exchange in place of (and not in addition to) NYSE Euronext Amsterdam) on another Recognised Stock Exchange, save that the movement of listing and trading from one Recognised Stock Exchange to another Recognised Stock Exchange shall not itself constitute a De-Listing Event; or

(ii)   trading of the Ordinary Shares on NYSE Euronext Amsterdam or (if the Ordinary Shares have been admitted to listing and trading on another Recognised Stock Exchange in place of (and not in addition to) NYSE Euronext Amsterdam) on another Recognised Stock Exchange being suspended for a period of 20 consecutive dealing days.

“De-Listing Event Notice” has the meaning provided in Condition 6(l)(ii).

“De-Listing Event Period” means the period commencing on the date on which a De-Listing Event occurs and ending 60 calendar days following such date or, if later, 60 calendar days following the date on which a De-Listing Event Notice is given to Bondholders as required by Condition 6(l)(ii).

“De-Listing Event Put Date” has the meaning provided in Condition 7(e).

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)           where: (1) a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Dividend in cash of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevaut Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public annonncement of such Dividend or capitalisation (or in any such case, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued or transferred and delivered is determined), save that where a Dividend in cash is annonnced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares where the number of Ordinary Shares to be issued or delivered is to be determined during a period following such announcement and is to be determined by reference to the closing price or volume weighted average price without any discount, then such Dividend shall be treated as a Dividend in cash in an amount equal to the Fair Market Value of such cash amount; or (2) there shall be any issue of Ordinary Shares by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation, or in any such case, if later, the date on which the number of Ordinary Shares to be issued and delivered is determined;

(b)           any issue of Ordinary Shares falling within Condition 6(b)(i) or 6(b)(ii) shall be disregarded;

(c)           a purchase or redemption or buy back of share capital of the Issuer by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy hack of Ordinary Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the average of the closing price of the Ordinary Shares on the Relevant Stock Exchange (as published or derived from the Relevant Stock Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Ordinary Share determined as aforesaid and (ii) the number of Ordinary Shares so purchased, redeemed or bought back;

(d)           if the Issuer or any of its Subsidiaries shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined by an Independent Adviser; and

(e)           where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly, and any such determination shall be made on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

“EEA Regulated Market” means a market as defined by Article 4.1 (14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments.

“Effective Date relating to such Dividend or entitlement” means, unless otherwise defined herein, the first day on which the Ordinary Shares are traded ex- the relevant Dividend or other entitlement on the Relevant Stock Exchange.

“equity share capital” means, in relation to any entity, its issued share capital (or equivalent) excluding any part of that capital (or equivalent) which, neither as respect dividends nor as respect capital, carries any right to participate beyond a specific amount in a distribution, and “equity share” shall be construed accordingly.

“Event of Default” has the meaning provided in Condition 10.

“Excepted Person” means each of Capricorn Capital B.V., Leo Capital B.V. and Aquarius Investments B.V., and / or any person or persons directly or indirectly controlled by any of them, and / or any person or persons directly or indirectly controlled by any one or more members of the Sawiris family.

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (1) admitted to trading on the Relevant Stock Exchange or (2) admitted to listing on such other Recognised Stock Exchange as the Issuer or Newco may determine.

“Extraordinary Resolution” has the meaning provided in the Trust Deed.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Adviser provided that (i) the Fair Market Value of a Dividend in cash shall be the amount of such cash; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Adviser), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities, Spin-Off Securities, options, warrants or other rights during the period of five dealing days on the relevant stock exchange or securities or other market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; (iv) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities or other market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined in good faith by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if such Dividend in cash is declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Dividend in cash in the Relevant Currency; and in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Final Maturity Date” means 25 September 2018.

“First Call Date” has the meaning provided in Condition 7(b).

“Further Bonds” means any further Bonds issued pursuant to Condition 18 and consolidated and forming a single series with the then outstanding Bonds.

“Independent Adviser” means an independent adviser, which may include the Calculation Agent, appointed by the Issuer at its own expense and approved in writing by the Trustee or, if the Issuer fail to make such appointment and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion) and the Trustee is indemnified and/or secured and/or prefunded to its satisfaction against the costs, fees and expenses of such adviser and otherwise in connection with such appointment, appointed by the Trustee (without liability for so doing) following notification thereof to the Issuer.

“Interest Payment Date” has the meaning provided in Condition 5(a).

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and the Issuer, provided that (i) only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are issued to Existing Shareholders (except for a nominal holding by initial subscribers); (ii) immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco (other than a nominal holding by initial subscribers), are Existing Shareholders in or substantially in the same proportions as such Shareholders held Ordinary Shares immediately prior to the Scheme of Arrangement; (iii) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder (or shareholders) of the Issuer; (iv) all Subsidiaries of the Issuer immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after completion of the Scheme of Arrangement; and (v) immediately after completion of the Scheme of Arrangement the Issuer (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by the Issuer immediately prior to the Scheme of Arrangement.

“Newco Scheme Modification” has the meaning provided in Condition 14(a).

“NYSE Euronext Amsterdam” means NYSE Euronext in Amsterdam, a regulated market of Euronext Amsterdam N.V.

“Offer” means an offer to Shareholders to acquire all or a majority of the outstanding Ordinary Shares, whether expressed as a legal offer, an invitation to treat or in any other way, in circumstances where such offer is available to all Shareholders (or all or substantially all Shareholders other than (i) any holder to whom such offer may not be extended pursuant to applicable securities or other laws, (ii) the offeror or any associate of the offeror or any person connected with, or deemed to be acting together with, the offeror or (iii) to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any stock exchange in any territory, it is determined not to make such an offer).

“Offer Period” has the meaning provided in Condition 7(d).

“Optional Redemption Date” has the meaning provided in Condition 7(b).

“Optional Redemption Notice” has the meaning provided in Condition 7(b).

“Ordinary Shares” means fully paid ordinary shares in the capital of the Issuer with, on the Closing Date, a nominal value of €1.00 each.

“Parity Value” means, in respect of any dealing day, the amount calculated as follows:

PV             =           N x VWAP

where

PV             =           the Parity Value;

N                =           the number of Ordinary Shares determined by dividing €100,000 by the Conversion Price in effect on such dealing day rounded down, if necessary, to the nearest whole number of Ordinary Shares; and

VWAP      =           the Volume Weighted Average Price of an Ordinary Share on such dealing day (provided that if on any such dealing day the Ordinary Shares shall have been quoted cum-Dividend or cum-any other entitlement, the Volume Weighted Average Price of an Ordinary Share on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the Effective Date relating to such Dividend or entitlement).

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

“Permitted Cessation of Business” has the meaning provided in Condition 6(m).

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (Amsterdam time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (Amsterdam time) on the immediately preceding day on which such rate can be so determined or if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Adviser shall consider appropriate.

“Principal Subsidiary” has the meaning provided in Condition 10.

“Put Date” has the meaning provided in Condition 7.

“Put Exercise Notice” has the meaning provided in Condition 7(e).

“Recognised Stock Exchange” means NYSE Euronext Amsterdam, any EEA Regulated Market or any other internationally recognised, regulated and regularly operating stock exchange.

“Record Date” has the meaning provided in Condition 8(c).

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, in any such case, if that is not a dealing day, the next following dealing day.

“Register” has the meaning provided in Condition 4(a).

“Relevant Currency” means euro or, if at the relevant time or for the purposes of the relevant calculation or determination, NYSE Euronext Amsterdam is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Date” means, in respect of any Bond, whichever is the later of:

(i)         the date on which payment in respect of it first becomes due; and

(ii)               if any amount of the money payable is improperly withheld or refused, the earlier of (a) the date on which payment in full of the amount outstanding is made and (b) the day seven days after the Trustee has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Stock Exchange” means NYSE Euronext Amsterdam or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on NYSE Euronext Amsterdam, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or dealt in.

“Retroactive Adjustment” has the meaning provided in Condition 6(c).

“Scheme of Arrangement” has the meaning provided in the definition of “Newco Scheme”.

“Securities” means any securities including, without limitation, Ordinary Shares and any other shares in the capital of the Issuer and options, warrants or other rights to subscribe for or purchase or acquire Ordinary Shares or any other shares in the capital of the Issuer.

“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

“Shareholders” means the holders of Ordinary Shares.

“Specified Taxes” has the meaning provided in Condition 6(g).

“Spin-Off” means:

(a)              a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)              any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Scheme of Arrangement, Existing Shareholders, as a class (but excluding the issue and allotment of ordinary shares (or depository or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.

“Subsidiary” of any person means (i) a company where more than 50 per cent. of the Voting Rights of such company is owned or controlled, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a company) in which such person, or one or more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“TARGET Business Day” means a day (other than a Saturday or Sunday) on which the TARGET System is operating.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System.

“Tax Redemption Date” has the meaning provided in Condition 7(c).

“Tax Redemption Notice” has the meaning provided in Condition 7(c).

“Volume Weighted Average Price” means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security, options, warrants or other rights on any dealing day, the volume weighted average price of an Ordinary Share, Security or, as the case may be, a Spin-Off Security, options, warrants or other rights published by or derived (in the case of an Ordinary Share) from Bloomberg page OCI NA Equity HP (setting Weighted Average) or (in the case of a Security (other than an Ordinary Share) or Spin-Off Security, options, warrants or other rights) from the principal stock exchange or securities market on which such Security or Spin-Off Security, options, warrants or other rights is then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by the Calculation Agent on such dealing day and translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security or Spin-Off Security, options, warrants or other rights, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined, or as the Calculation Agent might otherwise determine in good faith to be appropriate.

“Voting Rights” means the right generally to vote at a general meeting of shareholders or the like of the relevant entity (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“€”, “euro” and “EUR” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as the Calculation Agent considers appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

Any determination by the Calculation Agent or by an Independent Adviser appointed by the Issuer or, as the case may be, the Trustee in any of the circumstances contemplated in these Conditions shall (save in the case of manifest error) be final and binding on the Issuer, the Trustee and the Bondholders.

For the purpose of Condition 6 (a), (b), (c), (g) and (h) and Condition 11, (i) references to the “issue” of Ordinary Shares or Ordinary Shares being “issued” shall include the delivery of Ordinary Shares, whether newly issued and allotted or previously existing and held by or on behalf of the Issuer or any of its Subsidiaries, and (ii) Ordinary Shares held by or on behalf of the Issuer or any of its Subsidiaries (and which, in the case of Condition 6(b)(iv) and (b)(vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued” or entitled to receive the relevant Dividend, right or other entitlement.

4                      Registration and Transfer of Bonds

(a)                           Registration

The Issuer will cause a register (the “Register”) to be kept at (and only at) the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds.

(b)                           Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed by the transferor and transferee and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Bond, register the relevant transfer in the Register and deliver a new Bond to the transferee (and, m the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)                          Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee (and as initially set out in the Agency Agreement).

(d)                           Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (i) during the period of 15 days ending on and including the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7(b) or 7(c); (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 6(g); (iii) in respect of which a Bondholder has exercised its right to require redemption pursuant to Condition 7(e); or (iv) during the period of 15 days ending on (and including) any Record Date in respect of any payment of interest on the Bonds.

5                     Interest

(a)                            Interest Rate

The Bonds bear interest from (and including) the Closing Date at the rate of 3.875 per cent. per annum calculated by reference to the principal amount thereof and payable semi-annually in arrear in equal instalments on 25 March and 25 September in each year (each an “Interest Payment Date”), commencing with the Interest Payment Date falling on 25 March 2014.

The amount of interest payable in respect of any period which is shorter than an Interest Period shall be calculated on the basis of the number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period divided by the product of the number of days from (and including) the immediately preceding Interest Payment Date (or, if none, the Closing Date) to (but excluding) the next Interest Payment Date and the number of Interest Periods normally ending in any year.

“Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)                           Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right shall have been exercised by a Bondholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6(j)) or (ii) where such Bond is redeemed or repaid pursuant to Condition 7 or Condition 10, from the due date for redemption or repayment thereof unless payment of principal is improperly withheld or refused, in which event interest will continue to accrue at the rate specified in Condition 5(a) (both before and after judgment) until the Relevant Date.

6                      Conversion of Bonds

(a)                           Conversion Right

Subject as provided in these Conditions, each Bond shall entitle the holder to convert each €100,000 principal amount of a Bond into new and/or existing Ordinary Shares, credited as fully paid (a “Conversion Right”).

Subject to and as provided in these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 5 November 2013 (the “Conversion Commencement Date”) to the close of business (at the place where the relevant Bond is delivered for conversion) on the date falling 7 calendar days prior to the Final Maturity Date (both days inclusive) or, if such Bond is to be redeemed pursuant to Condition 7(b) or 7(c) prior to the Final Maturity Date, then np to (and including) the close of business (at the place aforesaid) on the 7th calendar day before the date fixed for redemption thereof pursuant to Condition 7(b) or 7(c) (both days inclusive) unless there shall be a default in making payment in respect of such Bond on any such date fixed for redemption, in which event the Conversion Right shall extend up to (and including) the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to Bondholders in accordance with Condition 17 or, if earlier, the Final Maturity Date or, if the Final Maturity Date is not a business day in London and Amsterdam, the immediately preceding business day in London and Amsterdam; provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day at the place aforesaid, then the period for exercise of Conversion Rights by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Conversion Rights may not be exercised (i) following the giving of notice by the Trustee pursuant to Condition 10 or (ii) in respect of a Bond in respect of which the relevant Bondholder has exercised its right to require the Issuer to redeem that Bond pursuant to Condition 7(e).

Save in the circumstances described in Condition 6(j) in respect of any notice given by the Issuer pursuant to Condition 7(b), Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering such Bond, together with a duly completed Conversion Notice, to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6(g).

Notwithstanding the foregoing, if a Change of Control occurs, the Conversion Right may be exercised prior to the Conversion Commencement Date, in which case Bondholders exercising the Conversion Right prior to the Conversion Commencement Date shall be required to certify in the Conversion Notice, among other things, that it or, if it is a broker-dealer acting on behalf of a customer, such customer:

(1)              will, on conversion, become the beneficial owner of the Ordinary Shares; and

(2)              is located outside the United States (within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended).

On an exercise of Conversion Rights, the Issuer shall issue or transfer and deliver to the relevant Bondholder such number of Ordinary Shares as is determined by dividing the principal amount of the relevant Bonds by the Conversion Price in effect on the relevant Conversion Date (and, where necessary, rounding down to the nearest whole number of Ordinary Shares).

The initial conversion price (the “Conversion Price”) is €34.45 per Ordinary Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 6(b).

The Issuer will procure that Ordinary Shares to be issued or transferred and delivered on exercise of Conversion Rights will be issued or transferred and delivered to the relevant Bondholder or his nominee as specified in the relevant Conversion Notice (without any further action being required to be taken by, and without any cost or expense to, the relevant Bondholder or the Trustee). Such Ordinary Shares will be deemed to be issued or transferred and delivered on or as of the relevant Conversion Date. Any Additional Ordinary Shares to be issued or transferred and delivered will be deemed to be issued or transferred and delivered on or as of the relevant Reference Date.

Fractions of Ordinary Shares will not be issued or transferred and delivered and no cash payment or other adjustment will be made in lieu thereof. However, without prejudice to the generality of the foregoing, if a Conversion Right in respect of more than one Bond is exercised at any one time such that Ordinary Shares to be issued or transferred and delivered in respect of such exercise are to be registered in the same name, the number of Ordinary Shares to be issued and delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of the relevant Bonds being so converted, and rounded down to the nearest whole number of Ordinary Shares.

(b)                           Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted by the Calculation Agent, on behalf of the Issuer, as follows:

(i)                                     If and whenever there shall be a consolidation, reclassification or subdivision affecting the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

where:

A                                                 is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B                                                 is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)                                  If and whenever the Issuer shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

where:

A                                                 is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B                                                 is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)                               If and whenever the Issuer shall declare, announce, make or pay any Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                                 is the Current Market Price of one Ordinary Share on the Effective Date; and

B                                                 is the portion of the Fair Market Value of the aggregate Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Dividend can be determined.

“Effective Date” means, in respect of this sub-paragraph (b)(iii)(A), the first date on which the Ordinary Shares are traded ex- the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares, the date on which such purchase, redemption or buy back is made or, in the case of a Spin-Off, on the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

(iv)                              If and whenever the Issuer shall issue Ordinary Shares to Shareholders as a class by way of rights, or the Issuer or any of the Issuer’s Subsidiaries or (at the direction or request or pursuant to any arrangements with the Issuer or any of the Issuer’s Subsidiaries) any other company, person or entity shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                                 is the number of Ordinary Shares in issue on the Effective Date;

B                                                 is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C                                                 is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription or purchase price or rate, provided that if at the first date on which the Ordinary Shares are traded ex- rights, ex-options or ex-warrants on the Relevant Stock Exchange (as used in this paragraph (b)(iv), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (b)(iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(iv), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(v)                                 If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Ordinary Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                                 is the Current Market Price of one Ordinary Share on the Effective Date; and

B                                                 is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this paragraph (b)(v), the first date on which the Ordinary Shares are traded ex- the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.

(vi)                              If and whenever the Issuer shall issue (otherwise than as mentioned in paragraph (b)(iv) above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the Bonds or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Ordinary Shares and other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise)) or if and whenever the Issuer or any of the Issuer’s Subsidiaries or (at the

direction or request or pursuance to any arrangements with the Issuer or any of the Issuer’s Subsidiaries) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than the Bonds, which term shall for this purpose include any Further Bonds), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction;

where:

A                                                 is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B                                                 is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C                                                 is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the time of issue of such Ordinary Shares or date of issue or grant of such options, warrants or rights (as used in this paragraph (b)(vi), the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this paragraph (b)(vi), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (b)(vi), the date of issue of such Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

(vii)                           If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in paragraphs (b)(iv), (b)(v) or (b)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term shall for this purpose exclude any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription, purchase, acquisition or reclassification is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

where:

A                                                 is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Ordinary Shares which have been issued, purchased or acquired by the Issuer or any of the Issuer’s Subsidiaries (or at the direction or request or pursuant to any arrangements with the Issuer or any of the Issuer’s Subsidiaries) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B                                                 is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such reclassification would purchase at such Current Market Price per Ordinary Share; and

C                                                 is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such reclassification, provided that if on the Effective Date such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified or at such other time as may be provided), then for the purposes of this paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Bate” means, in respect of this sub-paragraph (b)(vii), the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)                        If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) as are mentioned in subparagraph (b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

where:

A                                                 is the number of Ordinary Shares in issue on the dealing day immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such Securities, less the number of such Ordinary Shares so issued, purchased or acquired);

B                                                 is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share on the date of such first public announcement or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C                                                 is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as the Calculation Agent shall consider appropriate for any previous adjustment under this sub-paragraph (b)(viii) or sub-paragraph (b)(vii) above, provided that if on the Effective Date such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided), then for the purposes of this paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (b)(viii), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

(ix)                              If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under paragraphs (b)(ii), (b)(iii), (b)(iv), (b)(v), (b)(vi) or (b)(vii) above or (b)(x) below (or, where applicable, would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant dealing day)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A                                                 is the Current Market Price of one Ordinary Share on the Effective Date; and

B                                                 is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (b)(ix), the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

(x)                                 If a Change of Control shall occur, then upon any exercise of Conversion Rights where the Conversion Date falls during the Change of Control Period, the Conversion Price (the “Change of Control Conversion Price”) shall be determined as set out below:

COCCP = OCP/(1 + (CP x c/t))

where:

COCCP               =               means the Change of Control Conversion Price

OCP                                 =               means the Conversion Price in effect on the relevant Conversion Date

CP                                          =               means 30 per cent. (expressed as fraction)

c                                                    =               means the number of days from and including the date the Change of Control occurs to but excluding the Final Maturity Date

t                                                      =               means the number of days from and including the Closing Date to but excluding the Final Maturity Date.

(xi)                              If the Issuer, after consultation with the Calculation Agent, determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this paragraph (b) (even if the relevant circumstance is specifically excluded from the operation of paragraphs (b)(i) to (x) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this paragraph (b)(xi) if the adjustment would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions:

(a)                                 where the events or circumstances giving rise to any adjustment pursuant to this paragraph (b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Adviser to be in its opinion appropriate to give the intended result; and

(b)                                 such modification shall be made to the operation of these provisions as may be determined in good faith by an Independent Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once.

For the purpose of any calculation of the consideration receivable or price pursuant to paragraphs (b)(iv), (b)(vi), (b)(vii) and (b)(viii), the following provisions shall apply:

(a)                                         the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(b)                                         (x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date referred to in paragraph (b)(iv), (b)(vi), (b)(vii) or (b)(viii), as the case may be, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)                                          if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date;

(d)                                         in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith;

(e)                                          the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity; and

(f)                                           references in these conditions to “cash” shall be construed as cash consideration within the meaning of section 583(3) of the Companies Act.

(c)                          Retroactive Adjustments

If the Conversion Date in relation to any Bond shall be after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in paragraph (b)(i) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraph (b)(ii), (b)(iii), (b)(iv), (b)(v) or (b)(ix) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in paragraph (b)(vi) and (b)(vii) above or of the terms of any such modification as is mentioned in paragraph (b)(viii) above, but before the relevant adjustment to the Conversion Price becomes effective under paragraph (b) above (such adjustment, a “Retroactive Adjustment”) then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued and delivered to the relevant Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, such additional number of Ordinary Shares (if any) (the “Additional Ordinary Shares”) as, together with the Ordinary Shares issued or transferred and delivered on conversion of the relevant Bonds (together with any fraction of an Ordinary Share not so issued or transferred and delivered), is equal to the number of Ordinary Shares which would have been required to be issued or transferred and delivered on such conversion if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date.

(d)                         Decision of an Independent Adviser or Calculation Agent

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on the Bondholders and all other parties, save in the case of manifest error.

Adjustments to the Conversion Price calculated by the Calculation Agent and any other determinations made by the Calculation Agent pursuant to these Conditions shall be final and binding (in the absence of bad faith or manifest error and subject to any determinations by an Independent Adviser) on the Issuer, the Trustee, the Bondholders and the other Agents. The Calculation Agent may consult, at the expense of the Issuer, on any matter (including but not limited to, any legal matter), any legal or other professional adviser and it shall not be liable and shall incur no liability as against the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

(e)                          Share or Option Schemes, Dividend Reinvestment Plans

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted (i) to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person), consultants or former consultants, or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme or (ii) pursuant to any dividend reinvestment plan or similar plan or scheme.

(f)                            Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of €0.0001, shall be rounded down to the nearest whole multiple of €0.0001. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent of the Conversion Price then in effect. Any adjustment not required to be made and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Bondholders in accordance with Condition 17 and to the Trustee promptly after the determination thereof.

The Conversion Price shall not in any event be reduced to below the nominal value of the Ordinary Shares.

(g)                         Procedure for exercise of Conversion Rights

Conversion Rights shall be exercised by a Bondholder by delivering the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located.

If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for these Conditions to have been made on the next following such business day.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the Issuer and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee, the Paying, Transfer and Conversion Agents and the relevant Bondholder.

Conversion Rights may only be exercised in respect of the whole of the principal amount of a Bond.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the business day in London and Amsterdam immediately following the date of the delivery of the relevant Bond and the Conversion Notice as provided in this Condition 6(g).

A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any capital, stamp, issue, registration and transfer taxes and duties arising in connection with conversion (other than auy capital, stamp, issue, registration, transfer or similar taxes and duties (excluding for the avoidance of doubt, capital gains tax or similar taxes on gains or profits levied on the relevant Bondholder) payable in The Netherlands or the United Kingdom, or in any other jurisdiction to whose taxing jurisdiction the Issuer is generally subject, in respect of the allotment, issue or transfer and delivery of any Ordinary Shares on conversion (including any Additional Ordinary Shares) (the “Specified Taxes”)). The Specified Taxes shall be paid by the Issuer. If the Issuer shall fail to pay any taxes and capital, stamp, issue and registration and transfer taxes and duties payable for which it is responsible as provided above, the relevant holder shall be entitled to tender and pay the same and the

Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.

The Trustee shall not be responsible for determining whether any such taxes or capital, stamp, issue, registration and transfer taxes and duties are payable or the amount thereof and it shall not be responsible or liable to any person for any failure by the Issuer to pay such taxes or capital, stamp, issue, registration and transfer taxes and duties.

Each Bondholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal of any Bonds or Ordinary Shares (including any Additional Ordinary Shares) or any interest therein.

Ordinary Shares to be issued or transferred and delivered on conversion of the Bonds (including any Additional Shares) will be delivered by way of book entry delivery through Nederlands Centraal Instituut voor Giraal Effectenverkeer BV in Amsterdam, The Netherlands (“Euroclear Netherlands”), Euroclear Bank SA/NV, (“Euroclear”) and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), unless, at the time of issue, the Ordinary Shares are not a participating security in Euroclear Netherlands, Euroclear and Clearstream, Luxembourg. Where Ordinary Shares are to be issued through Euroclear Netherlands, Euroclear and Clearstream, Luxembourg, they will be delivered to the account specified by the relevant Bondholder in the relevant Conversion Notice by not later than seven business days in London and Amsterdam following the relevant Conversion Date (or, in the case of any Additional Ordinary Shares, not later than seven business days in London and Amsterdam following the Reference Date). Where Ordinary Shares are to be delivered in certificated form, a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the recipient) to the relevant Bondholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date or, as the case may be, the Reference Date.

Notwithstanding any other provision of these Conditions, a Bondholder exercising its Conversion Right following a Change of Control Conversion Right Amendment (as described in Condition 11 (ii)(7)) will be deemed, for the purposes of these Conditions, to have received the Ordinary Shares arising on conversion of its Bonds in the manner provided in these Conditions, and have exchanged such Ordinary Shares for the consideration that it would have received therefor if it had exercised its Conversion Right in respect of such Bonds at the time of the occurrence of the relevant Change of Control.

(h)                         Ordinary Shares

(i)                                     Ordinary Shares (including any Additional Ordinary Shares) issued or transferred and delivered upon conversion of the Bonds will be fully paid and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the relevant Conversion Date or, in the case of Additional Ordinary Shares, on the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Ordinary Shares or, as the case may be, Additional Ordinary Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments where the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)                                  Save as provided in Condition 6(j), no payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(i)                                    Purchase or Redemption of Ordinary Shares

The Issuer or any Subsidiary of the Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of the Bondholders.

(j)                                    Interest on Conversion

If any notice requiring the redemption of the Bonds is given pursuant to Condition 7(b) on or after the fifteenth dealing day prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) in respect of any Dividend or distribution payable in respect of the Ordinary Shares where such notice specifies a date for redemption falling on or prior to the date which is 21 dealing days after the Record Date in respect of the Interest Payment Date next following such record date, interest shall accrue at the rate provided in Condition 5(a) on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Record Date in respect of the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a euro account with a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(k)                                  No Duty to Monitor

The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to be made to the Conversion Price and will not be responsible or liable to any person for any loss arising from any failure by it to do so, nor shall the Trustee be responsible or liable to any person for any determination of whether or not an adjustment to the Conversion Price is required or should be made nor as to the determination or calculation of any such adjustment. Neither the Trustee nor the Paying, Transfer and Conversion Agent shall be under any duty to monitor whether any event or circumstance has occurred or exists or may occur or exist which would entitle the Bondholders to exercise of Conversion Rights pursuant to Condition 6(a).

(l)                                    Change of Control or De-Listing Event

(i)                                     Within 14 days following the occurrence of a Change of Control, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 (a “Change of Control Notice”). The Change of Control Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7(e).

The Change of Control Notice shall also specify:

(a)                                         all information material to Bondholders concerning the Change of Control;

(b)                                         the Conversion Price immediately prior to the occurrence of the Change of Control and the Change of Control Conversion Price applicable during the Change of Control Period on the basis of the Conversion Price in effect immediately prior to the occurrence of the Change of Control;

(c)                                          the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of the Change of Control Notice;

(d)                                         the last day of the Change of Control Period;

(e)                                          the Change of Control Put Date; and

(f)                                           such other information relating to the Change of Control as the Trustee may require.

The Trustee shall not be required to take any steps to monitor or ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

(ii)                                          Within 14 days following the occurrence of a De-listing Event, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 17 (a “De-Listing Event Notice”). The De-Listing Event Notice shall contain a statement informing Bondholders of their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7(e).

The De-Listing Event Notice shall also specify:

(a)                     all information material to Bondholders concerning the De-Listing Event;

(b)                     the Conversion Price immediately prior to the occurrence of the De-Listing Event;

(c)                      the De-Listing Event Put Date; and

(d)                     such other information relating to the De-Listing Event as the Trustee may require.

The Trustee shall not be required to take any steps to monitor or ascertain whether a De-Listing Event or any event which could lead to a De-Listing Event has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

(m)                               Consolidation, Amalgamation or Merger

In the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Issuer to another entity (such entity a “Successor in Business”), the Issuer will forthwith give notice to the Trustee and to the Bondholders in accordance with Condition 17 of such event and take such steps as shall be required by the Trustee (including the execution of a deed supplemental to or amending the Trust Deed to ensure (i) that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be convertible into the class and amount of shares and other Securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Ordinary Shares which would have become liable to be issued or transferred and delivered upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer, or (ii) if, in the case of any such sale or transfer, no such shares or other securities and property are receivable by a holder of Ordinary Shares, that each Bond then outstanding will (during the period in which Conversion Rights may be exercised) be convertible into shares and other securities and property of the Successor in Business on such basis and with a Conversion Price (subject to adjustment as provided in these Conditions) as determined in good faith by an Independent Adviser (each a “Conversion Right Transfer”).

The satisfaction of the requirements set out above by the Issuer (or any previous substitute under Condition 14(c)) is referred to in these Conditions as a “Permitted Cessation of Business”.

The above provisions of this Condition 6(m) will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales of transfers.

At the request of the Issuer but subject to receipt by the Trustee of a certificate signed by two directors of the Issuer certifying the Issuer’s compliance with the provisions of this Condition 6(m) (which certificate shall be conclusive and binding on the parties and the Bondholders), the Trustee shall (at the expense of the Issuer), without the requirement for any consent or approval of the Bondholders, be obliged to concur with the Issuer in effecting any Conversion Right Transfer (including, inter alia, the execution of a deed supplemental to or amending the Trust Deed), provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to further liabilities or reduce its protections.

7                          Redemption and Purchase

(a)                 Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 7(b) or 7(c), and may only be redeemed by Bondholders prior to the Final Maturity Date in accordance with Condition 7(e).

(b)                 Redemption at the Option of the Issuer

On giving not less than 45 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Bondholders in accordance with Condition 17, the Issuer may redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) the Optional Redemption Date:

(i)                                     at any time on or after 11 October 2016 (the “First Call Bate”), if the Parity Value on each of at least 20 dealing days in any period of 30 consecutive dealing days ending not earlier than 10 dealing days prior to the giving of the relevant Optional Redemption Notice, shall have equalled or exceeded €130,000; or

(ii)                                  at any time if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent, or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds).

(c)                  Redemption for Taxation Reasons

The Issuer may, at any time, having given not less than 45 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders redeem (subject to the second following paragraph) all but not some only of the Bonds for the time being outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at their principal amount, together with accrued but unpaid interest up to (but excluding) the Tax Redemption Date, if (i) the Issuer satisfies the Trustee immediately prior to the giving of the Tax Redemption Notice that the Issuer has or will become obliged to pay additional amounts pursuant to Condition 9 as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 18 September 2013, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two directors of the Issuer, stating that the obligation referred to in. (i) above has arisen and cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisers of recognised international standing to the effect that such change or amendment has occurred and that the Issuer has or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept without any liability for so doing such certificate and opinion as sufficient evidence of the matters set out in (i) and (ii) above in which event such certificate shall be conclusive and binding on the Bondholders.

On the Tax Redemption Date the Issuer shall (subject to the next following paragraph) redeem the Bonds at their principal amount, together with accrued but unpaid interest np to (but excluding) the Tax Redemption Date.

If the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that his Bond(s) shall not be redeemed pursuant to such Tax Redemption Notice and that the provisions of Condition 9 shall not apply in respect of any payment in respect of principal or interest to be made on such Bonds by the Issuer which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable by the Issuer in respect thereof pursuant to Condition 9 and payment in respect of all amounts of principal and interest on such Bonds shall be made subject to the deduction or withholding of any Netherlands taxation required to be withheld or deducted. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying, Transfer and Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Conversion Agent on or before the day falling 10 days prior to the Tax Redemption Date.

References in this Condition 7(c) to The Netherlands shall be deemed also to refer to any jurisdiction in respect of which any undertaking or covenant equivalent to that in Condition 9 is given pursuant to the Trust Deed, (except that as regards such jurisdiction the words “becomes effective on or after 18 September 2013” at paragraph 7 (c)(i) above shall be replaced with the words “becomes effective after, and has not been announced on or before, the date on which any undertaking or covenant equivalent to that in Condition 9 was given pursuant to the Trust Deed)” and references in this Condition 7(c) to additional amounts payable under Condition 9 shall be deemed also to refer to additional amounts payable under any such undertaking or covenant.

(d)                                 Optional Redemption and Tax Redemption Notices

The Issuer shall not give an Optional Redemption Notice or a Tax Redemption Notice at any time during a Change of Control Period or an Offer Period or which specifies a date for redemption falling in a Change of Control Period or an Offer Period or the period of 21 days following the end of a Change of Control Period or Offer Period (whether or not the relevant notice was given prior to or during such Change of Control Period or Offer Period), and any such notice shall be invalid and of no effect (whether or not given prior to the relevant Change of Control Period or Offer Period) and the relevant redemption shall not be made.

Any Optional Redemption Notice or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, which shall be a London business day; (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice; and (iii) the last day on which Conversion Rights may be exercised by Bondholders.

“Offer Period” means the period commencing on the date that any person announces an intention to make an Offer and ending on the earlier of (i) the date such Offer is withdrawn, terminates or lapses, (ii) the date such Offer results in a Change of Control and (iii) (if an Offer is not made within 45 days following such announcement) the date falling 45 days after such announcement (both dates inclusive).

(e)                         Redemption at the Option of Bondholders Upon a Change of Control or a De-Listing Event

Following the occurrence of a Change of Control or a De-Listing Event, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the relevant Put Date (as defined below) at its principal amount, together with accrued and unpaid interest up to (but excluding) such date. To exercise such right, the holder of the relevant Bond must deliver such Bond to the specified office of any Paying, Transfer and Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “Put Exercise Notice”), at any time during the Change of Control Period or the De-Listing Event Period, as the case may be.

The “Put Date” shall mean (i) in the case of a Change of Control, the fourteenth business day in London and Amsterdam after the expiry of the Change of Control Period (the “Change of Control Put Date”) or (ii) in the case of a De-Listing Event, the fourteenth business in London and Amsterdam day after (and excluding) the expiry of the De-Listing Event Period (the “De-Listing Event Put Date”), as appropriate.

Payment in respect of any such Bond shall be made by transfer to a euro account with a bank in a city in which banks have access to the TARGET System as specified by the relevant Bondholder in the relevant Put Exercise Notice.

A Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Put Exercise Notices delivered as aforesaid on the Change of Control Put Date or the De-Listing Event Put Date, as the case may be.

(f)                           Purchase

Subject to the requirements (if any) of any stock exchange on which the Bonds may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer or any Subsidiary of the Issuer may at any time purchase any Bonds in the open market or otherwise at any price. Such Bonds may be held, resold or reissued or at the option of the Issuer surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation.

(g)                        Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Bonds purchased by the Issuer or any Subsidiary may be surrendered to the Principal Paying, Transfer and Conversion Agent for cancellation and if so surrendered shall be cancelled.

(h)                        Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail.

8                 Payments

(a)                        Principal

Payment of principal and interest in respect of the Bonds will be made to the persons shown in the Register at the close of business on the Record Date.

(b)                        Other amounts

Payments of all amounts other than as provided in Condition 8(a) will be made as provided in these Conditions.

(c)                         Record Date

“Record Date” means the fifth business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

(d)                        Payments

Each payment in respect of the Bonds pursuant to Conditions 8(a) and (b) will be made by transfer to a euro account with a bank in a city in which banks have access to the TARGET System.

(e)                         Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to Condition 9.

(f)                           Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due as a result of the due date not being a TARGET Business Day.

(g)                        Paying, Transfer and Conversion Agents, etc.

The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent or Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that the Issuer will (i) maintain a Principal Paying, Transfer and Conversion Agent, (ii) maintain a Paying, Transfer and Conversion Agent (which may be the Principal Paying, Transfer and Conversion Agent) with a specified office in a European Union member state (if any) that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive and (iii) maintain a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by the Issuer to the Bondholders in accordance with Condition 17. The Issuer reserves the right under the Calculation Agency Agreement at any time with the prior approval of the Trustee to vary or terminate the appointment of the Calculation Agent and appoint additional or other Calculation Agents, provided that they will maintain a Calculation Agent, which shall be a financial institution of international repute or a financial adviser with appropriate expertise.

(h)                        No charges

Neither the Registrar nor the Paying, Transfer and Conversion Agents shall make or impose on a Bondholder any charge or commission in relation to any payment, exchange, transfer or conversion in respect of the Bonds.

(i)                           Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

The Bonds on issue will be represented by a global Bond (the “Global Bond”) registered in the name of, and held by a nominee on behalf of, a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). All payments in respect of Bonds represented by the Global Bond will be made to, or to the order of the person whose name is entered in the Register at the close of business on the Clearing System Business Day immediately prior to the date of payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.

9                 Taxation

All payments made by or on behalf of the Issuer in respect of the Bonds will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is required to be made by law. In the event that any such withholding or deduction is required to be made, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of the amounts which would otherwise have been received by them had no such withholding or deduction been required, except that no such additional amount shall be payable in respect of any Bond:

(a)                                 to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with The Netherlands otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond; or

(b)                                 where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

In accordance with Condition 7(c) the provisions of this Condition 9 shall not apply in respect of any payments of principal or interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Condition 7(c).

10          Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer that the Bonds are, and they shall therefore immediately become, due and repayable at their principal amount together with accrued interest (as provided in the Trust Deed):

(a)                         the Issuer fails to pay when due the principal of or interest on any of the Bonds or any other sum due from it under the Bonds or to issue and deliver Ordinary Shares as provided in these Conditions following any exercise of Conversion Rights and such failure continues for a period of 14 days in the case of any payment of interest and for seven days in any other case; or

(b)                         the Issuer fails to perform or observe any of its other obligations (including any purported obligation under the Trust Deed which may be unenforceable as an unlawful fettering of the Issuer’s exercise of its statutory powers) under the Bonds or the Trust Deed and in any such case (except where the same is, in the opinion of the Trustee, incapable of remedy when no such continuation or notice as is hereinafter referred to will be required) the same continues for the period of 30 days (or such longer-period as the Trustee may permit) next following the service by the Trustee on the Issuer of notice requiring the same to be remedied; or

(c)                          (i) any other present or future indebtedness for borrowed money (other than Project Finance Indebtedness) of the Issuer or any of its Principal Subsidiaries becomes due and payable prior to its stated maturity by reason of an event of default or (ii) any such indebtedness (other than Project Finance Indebtedness) is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer or any of its Principal Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any such indebtedness for borrowed money (other than Project Finance Indebtedness), provided that the amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds €50,000,000 (or its equivalent in another currency); or

(d)                         a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Issuer or any of its Principal Subsidiaries having an aggregate value in excess of €50,000,000 following upon a decree or judgment of a court of competent jurisdiction and is not discharged or stayed within 45 days; or

(e)                          any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Principal Subsidiary in respect of all or a part of the property, assets or revenues of the Issuer or any Principal Subsidiary having an aggregate value in excess of €50,000,000 becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) and is not discharged within 45 days; or

(f)                           the Issuer or any of its Principal Subsidiaries is (or is deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, or stops, suspends or threatens to stop or suspend payment of all or a substantial part of (or of a particular type of) its debts, or proposes or makes a general assignment or an arrangement or composition or other similar arrangement with or for the benefit of the relevant creditors in respect of any of such debts, or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Principal Subsidiaries; or

(g)                          an order is made or an effective resolution is passed for the winding up or dissolution or administration of the Issuer or any of its Principal Subsidiaries, or the directors of the Issuer or any Principal Subsidiary request any person to appoint an administrator, or the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations which represents all or substantially all the business and operations of the Issuer and its Subsidiaries taken as a whole, except, in any such case, for the purpose of or in connection with a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms previously approved by the Trustee or by an Extraordinary Resolution of the Bondholders, (ii) as a result of a substitution of a Successor in Business in place of the Issuer (or any previous substitute under Condition 14(c)) pursuant to Condition 14(c) following and in respect of a Permitted Cessation of Business or (iii) in the case of a Principal Subsidiary, whereby the undertaking and assets of the Principal Subsidiary are transferred to or otherwise vested in the Issuer, or another one or more of its Principal Subsidiaries or any one or more of its other Subsidiaries which by virtue of the transfer become Principal Subsidiaries; or

(h)                         an administrative or other receiver or any manager is duly appointed of the Issuer or any Principal Subsidiary or the directors of the Issuer or of any Principal Subsidiary request any person to appoint such a receiver or manager over any of their respective assets or properties which are material in the context of the business of the Issuer and its Subsidiaries taken as a whole, or

(i)                             any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs,

provided that in the case of an event falling within paragraph (b), (d) or (i) and, in so far as the relevant events relate to a Principal Subsidiary, (e), (f), (g) or (h) the Trustee shall have certified in writing to the Issuer that in its opinion such event is materially prejudicial to the interests of the Bondholders.

As used in these Conditions:

“indebtedness for borrowed money” means any present or future indebtedness (whether being principal, premium, interest or other amounts) for (a) money borrowed, (b) liabilities under or in respect of any acceptance or acceptance credit or (c) any notes, bonds, debentures, debenture stock, loan stock or other debt securities offered, issued or distributed by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

“Principal Subsidiary” means any Subsidiary of the Issuer (other than an Excluded Subsidiary):

(i)                             whose (a) profits on ordinary activities before tax or (b) total assets (in each case consolidated in the case of a Subsidiary which itself has subsidiaries) represent 10 per cent. or more of the consolidated profits on ordinary activities before tax of the Issuer and its Subsidiaries or, as the case may be, consolidated total assets of the Issuer and its Subsidiaries, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated or, as the case may be, unconsolidated) and the then latest audited consolidated financial statements of the Issuer provided that (i) in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation of the above shall until the consolidated audited financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the Issuer adjusted in such manner as may be deemed appropriate by the Issuer to consolidate the latest audited financial statements (consolidated or, as the case may be, unconsolidated) of such Subsidiary in such financial statements, (ii) if, in the case of any Subsidiary, no audited financial statements (consolidated or, as the case may be, unconsolidated) are prepared, then the determination of whether or not such Subsidiary is a Principal Subsidiary shall be determined by reference to its unaudited annual financial statements (if any) or on the basis of pro forma financial statements (consolidated or, as the case may be, unconsolidated), (iii) if the financial statements of any Subsidiary (not being a Subsidiary referred to in (i) above) are not consolidated with those of the Issuer, then the determination of whether or not such Subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its financial statements (consolidated, if appropriate) with the consolidated financial statements of the Issuer and (iv) if the latest financial statements of any Subsidiary of the Issuer are not prepared on the basis of the same accounting principles, policies and practices of the latest consolidated audited financial statements of the Issuer, then the determination of whether or not such Subsidiary is a Principal Subsidiary shall be based on pro forma financial statements or, as the case may be, consolidated financial statements of such Subsidiary prepared on the same accounting principles, policies and practices as adopted in the latest consolidated audited financial statements of the Issuer, or an appropriate restatement or adjustment to the relevant financial statements of each Subsidiary; or

(ii)                          to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall immediately become a Principal Subsidiary under the provisions of this sub-paragraph (ii) upon publication of its next audited financial statements but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (i) above or (as a result of another transfer to which this sub-paragraph (ii) applies) before, on or at any time after such date by virtue of the provisions of this sub-paragraph (ii).

A certificate signed by two directors of the Issuer that, in their opinion, a Subsidiary of the Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Bondholders.

11          Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)                                                 not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(1)              pursuant to a Scheme of Arrangement involving a reduction and cancellation of Ordinary Shares and the issue to Shareholders of an equal number of Ordinary Shares by way of capitalisation of profits or reserves; or

(2)              pursuant to a Newco Scheme;

(3)              by the issue of fully paid Ordinary Shares or other Securities to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Ordinary Shares or other shares or Securities on a capitalisation of profits or reserves; or

(4)              by the issue of Ordinary Shares paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend in cash; or

(5)              by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Ordinary Shares); or

(6)              by the issue of Ordinary Shares or any equity share capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office or any consultant or former consultant of the Issuer or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives (or, in the case of an issue or payment up of Securities in connection with a Change of Control, will give) rise (or would, but for the provisions of these Conditions relating to roundings, minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price or is (or, in the case of any issue or payment up of Securities in connection with a Change of Control, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made;

(ii)                                              not modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to the Ordinary Shares but so that nothing in this Condition 11(ii) shall prevent:

(1)              the issue of any equity share capital to employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) whether of the Issuer or any of its Subsidiaries or associated companies by virtue of their office or employment or any consultant of the Issuer or any of its Subsidiaries or associated companies pursuant to any scheme or plan approved by the Issuer or which is established pursuant to such a scheme or plan which is or has been so approved; or

(2)              any consolidation, reclassification or subdivision of the Ordinary Shares; or

(3)              any modification of such rights which is not, in the opinion of an Independent Adviser, materially prejudicial to the interests of the holders of the Bonds upon which opinion the Trustee shall be entitled to rely absolutely without liability to any person; or

(4)              any issue of equity share capital where the issue of such equity share capital results, or would, but for the provisions of these Conditions relating to roundings and minimum adjustments or the carry forward of adjustments or, where comprising Ordinary Shares, the fact that the consideration per Ordinary Share receivable therefor is at least 95 per cent. of the Current Market Price per Ordinary Share, otherwise result, in an adjustment to the Conversion Price; or

(5)              any issue of equity share capital or modification of rights attaching to the Ordinary Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine in good faith what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined in good faith either that no adjustment is required or that an adjustment resulting in a decrease in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); or

(6)              any alteration to the constitutional documents of the Issuer made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures); or

(7)              the amendment of the constitutional documents of the Issuer following a Change of Control to ensure that any Bondholder exercising its Conversion Right where the Conversion Date falls on or after the occurrence of a Change of Control will receive the same consideration in respect of any Ordinary Shares required to be issued or transferred and delivered to it in respect of such exercise as it would have received in respect of such Ordinary Shares had such Ordinary Shares been entitled to participate in the relevant Scheme of Arrangement or tendered in the relevant offer (a “Change of Control Conversion Right Amendment”);

(iii)                                           except as part of any employee, director or executive share or option or incentive scheme, procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of these Conditions relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

(iv)                                          not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, following the exercise of Conversion Rights, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid on conversion of the Bonds pursuant to these Conditions;

(v)                                             not reduce its issued share capital, share premium account, or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(1)              pursuant to the terms of issue of the relevant share capital; or

(2)              by means of a purchase or redemption of share capital of the Issuer to the extent permitted by applicable law; or

(3)              where the reduction does not involve any distribution of assets to Shareholders; or

(4)              solely in relation to a change in the currency in which the nominal value of the Ordinary Shares is expressed; or

(5)              to create distributable reserves (to which, in respect of any such creation of distributable reserves by the Issuer, the Trustee will be deemed to have irrevocably given its consent (without being required to take any action or any liability in respect thereof) prior to such creation of distributable reserves occurring and, to the extent that express consent is required, the Bondholders authorise and direct the Trustee to give its consent (without any liability for so doing) to such creation of distributable reserves); or

(6)              as provided in paragraph (b)(i)(1); or

(7)              pursuant to a Newco Scheme; or

(8)              by way of transfer to reserves as permitted under applicable law; or

(9)              where the reduction is permitted by applicable law and the Trustee is advised in writing by an Independent Adviser, acting as an expert and in good faith, that the interests of the Bondholders will not be materially prejudiced by such reduction; or

(10)       where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Change of Control, will result) in (or would, but for the provisions of these Conditions relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Change of Control, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of Bondholders;

(vi)                                          if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any associates of the offeror or any person or persons acting together with the offeror) to acquire the whole or any part of the issued Ordinary Shares, or if any person proposes a scheme with regard to such acquisition (other than a Newco Scheme), give notice in writing of such offer or scheme to the Trustee and the Bondholders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying, Transfer and Conversion Agents and, where such an offer or scheme has been recommended by the board of directors of the Issuer, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the exercise of Conversion Rights and/or to the holders of the Bonds (which like offer or scheme in respect of such Bondholders shall entitle any such Bondholders to receive the same type and amount of consideration it would have received had it held the number of Ordinary Shares to which such Bondholder would be entitled assuming he were to exercise his Conversion Rights in the relevant Change of Control Period);

(vii)                                       in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after completion of the Scheme of Arrangement:

(1)              at its option, either (a) Newco is substituted under the Bonds and the Trust Deed as principal obligor in place of the Issuer (with the Issuer providing an unconditional and irrevocable guarantee) subject to and as provided in the Trust Deed; or (b) Newco becomes a guarantor (on an unconditional and irrevocable basis) under the Bonds and the Trust Deed);

(2)              such amendments are made to these Conditions and the Trust Deed as the Trustee shall require to ensure that the Bonds may be converted into ordinary shares or units or the equivalent in Newco mutatis mutandis in accordance with and subject to these Conditions, and the Trust Deed and the Conditions provide at least the same powers, protections, rights and benefits to the Trustee and the Bondholders following the implementation of such Scheme of Arrangement as they provided to the Trustee and the Bondholders prior to the implementation of the Scheme of Arrangement, mutatis mutandis;

(3)              the ordinary shares or units or equivalent of Newco are admitted to trading on a Recognised Stock Exchange.

(viii)                                    use all reasonable endeavours to ensure that the Ordinary Shares issued on conversion of the Bonds pursuant to these Conditions will, as soon as is practicable, be admitted to listing and to trading on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Ordinary Shares may then be listed or quoted or dealt in (but so that this undertaking shall not be considered as being breached as a result of a Change of Control (whether or not recommended or approved by the board of directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise including at the request of the person or persons controlling the Issuer as a result of the Change of Control, a de-listing of the Ordinary Shares);

(ix)                                          use all reasonable endeavours to ensure, at its own cost, that its issued and outstanding Ordinary Shares are (A) admitted to trading on NYSE Euronext Amsterdam or (B) admitted to listing on another Recognised Stock Exchange (but so that this undertaking shall not be considered as being breached as a result of a Change of Control (whether or not recommended or approved by the board of directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise including at the request of the person or persons controlling the Issuer as a result of the Change of Control, a de-listing of the Ordinary Shares); or

(x)                                             at all times keep available for issue free from pre-emptive rights out of its anthorised but unissued capital a sufficient number of Ordinary Shares to enable the exercise of Conversion Rights, and all other rights of subscription, conversion and exchange for Ordinary Shares, to be satisfied in full at the current subscription, conversion or exchange prices;

The Issuer has undertaken in the Trust Deed to deliver to the Trustee annually and otherwise on request of the Trustee a certificate signed by two of their respective directors as to there not having occurred an Event of Default or Potential Event of Default (as defined in the Trust Deed) since the date of the last such certificate or, if such event has occurred, as to the details of such event. The Trustee will be entitled to rely without liability on such certificate and shall not be obliged to independently monitor compliance by the Issuer with the undertakings set forth in this Condition 11, nor be liable to any person for not so doing.

12          Prescription

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment.

Claims in respect of any other amounts payable in respect of the Bonds shall be prescribed and become void unless made within 10 years following the due date for payment thereof.

13          Replacement of Bonds

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of any Paying, Transfer and Conversion Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

14          Meetings of Bondholders, Modification and Waiver, Substitution

(a)                         Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change the Final Maturity Date or the First Call Date (other than deferring the First Call Date) or the dates on which interest is payable in respect of the Bonds, (ii) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7(b), (c) or (e), (iii) to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (iv) to modify the basis for calculating the interest payable in respect of the Bonds, (v) to modify the provisions relating to, or cancel, the Conversion Rights pursuant to these Conditions, (other than pursuant to or as a result of any amendments to these Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 11(vii) following (or as part of) a Newco Scheme (“Newco Scheme Modification”) and other than a reduction to the Conversion Price or an increase in the number of Ordinary Shares to be issued to Bondholders on exercise of Conversion Rights), (vi) to increase the Conversion Price (other than in accordance with these Conditions or pursuant to a Newco Scheme Modification) or to reduce the number of Ordinary Shares to be issued to Bondholders on exercise of Conversion Rights, (vii) to change the currency of the Bonds or any payment in respect of the Bonds, (viii) to change the governing law of the Bonds, the Trust Deed, the Agency Agreement or the Calculation Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c)), (ix) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed by the Bondholders shall be binding on all of the Bondholders (whether or not they were present at any meeting at which such resolution was passed and whether or not they voted on such resolution).

The Trust Deed provides that (i) a resolution passed at a meeting duly convened and held by or on behalf of the holder(s) of not less than three-fourths of the persons eligible to vote at such meeting, (ii)

a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Bonds for the time being outstanding or (iii) consents given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holder(s) of not less than three-fourths in principal amount of the Bonds for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Bondholders.

No consent or approval of Bondholders shall be required in connection with any Newco Scheme Modification.

(b)                         Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, or the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, or the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, or the Bonds or these Conditions, winch is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine that any Event of Default or Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders are not materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders promptly in accordance with Condition 17.

(c)                          Substitution

The Trustee shall, without the consent of the Bondholders, agree to any substitution as provided in, and for the purposes of, Condition ll(vii) following (or as part of) a Newco Scheme as more particularly described in the Trust Deed. In addition, the Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Bondholders, to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition) as the principal debtor under the Bonds and the Trust Deed of (i) any Successor in Business (as defined in Condition 6(m)) or (ii) any Subsidiary of the Issuer, subject to (a) (other than in the case of a substitution in place of the Issuer by a Successor in Business) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, and (b) the Bonds continuing to be convertible or exchangeable into Ordinary Shares mutatis mutandis as provided in these Conditions, or, in the case of a substitution in place of the Issuer of a Successor in Business, the Bonds being exchangeable into the class and amount of shares and other securities and property of the Successor in Business as prescribed by and in accordance with Condition 6(m), in either case with such amendments as the Trustee shall consider appropriate, provided that in any such case, (x) the Trustee is satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (y) certain other conditions set out in the Trust Deed are complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified to the Bondholders promptly in accordance with Condition 17.

(d)                         Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever then number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders, except to the extent already provided for in these Conditions or the Trust Deed.

15          Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings, actions or steps against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action or step in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16          The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including:

(i)                             provisions relieving it from taking actions, steps or proceedings unless indemnified and/or secured and/or prefunded to its satisfaction; and

(ii)                          provisions limiting or excluding its liability in certain circumstances. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit. The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

The Trustee may rely without liability to Bondholders on a report, confirmation or certificate or opinion or any advice of any accountants, financial advisers, financial institution, an Independent Adviser or other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, opinion, confirmation or certificate or advice and such report, opinion, confirmation, or certificate or advice shall be binding on the Issuer, the Trustee and the Bondholders.

17          Notices

All notices regarding the Bonds will be valid if published through the electronic communication system of Bloomberg. The Issuer shall also ensure that all notices are duly published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed and/or admitted to trading. Any such notice shall be deemed to have been given on the date of such notice. If publication as provided above is not practicable, notice will be given by publication in a newspaper of general circulation in London (which is expected to be the Financial Times).

However, so long as the Bonds are represented by a global Bond registered in the name of, and held by a nominee or on behalf of, a common depository for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) notices to Bondholders shall instead be given by the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg as the case may be.

18          Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) or in all respects except for the first payment of interest on them and the first date on which conversion rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

19          Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20          Governing Law and Jurisdiction

(a)                         Governing Law

The Trust Deed, the Agency Agreement and the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

(b)                         Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds (and any non-contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)                          Agent for Service of Process

The Issuer has irrevocably appointed OCI (UK) Limited at its registered office for the time being, currently at Tricor Suite, 7th Floor, 52-54 Gracechurch Street, London EC3V 0EH, as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

SCHEDULE 2

Form of Original Definitive Registered Bond

On the front:

ISIN: XS0974154550

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

OCI N.V.

(incorporated with limited liability in the Netherlands with corporate seat at Amsterdam, The Netherlands, and trade register number 56821166)

€339,000,000 3.875 per cent. Convertible Bonds due 2018

This Bond is a Definitive Registered Bond and forms part of a series designated as specified in the title (the “Bonds”) of OCI N.V. (the “Issuer”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

The Issuer hereby certifies that [•] is/are, at the date hereof, entered in the Register as the holder(s) of Bonds in the principal amount of €[•].

The Bonds represented by this certificate shall entitle the holder to convert such Bond into fully paid Ordinary Shares in the Issuer, subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Bond or Bonds in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Definitive Registered Bond is evidence of entitlement only. Title to Bonds passes only on due registration on the Register and only the duly registered holder is entitled to payments in respect of this Definitive Registered Bond.

This Definitive Registered Bond and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

Capitalised terms not defined herein shall have the meaning ascribed thereto in the Trust Deed and the Conditions.

In Witness whereof the Issuer has caused this Bond to be signed in facsimile on its behalf.

Dated [•]

Director

For and on behalf of

OCI N.V.

This Definitive Registered Bond is authenticated without recourse, warranty or liability by or on behalf of the Registrar

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

By:

Authorised Signatory

On the back:

Terms and Conditions of the Bonds

[THE TERMS AND CONDITIONS THAT ARE SET OUT IN SCHEDULE 1 TO THE TRUST DEED

WILL BE SET OUT HERE]

Principal Paying, Transfer and Conversion Agent

THE BANK OF NEW YORK MELLON

One Canada Square

London, E14 5AL

Fax: +44 (0) 20 7163 2536

Attention: Corporate Trust Administration

Registrar

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

Vertigo Building — Polaris

2-4 Eugene Ruppert

L-2453 Luxembourg

Fax: +352 24 52 4204

Attention: Julie Babigeon-Fourrière

Jérémy Colombé

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

(not more than four names may appear as joint holders)

€[•] in principal amount of this Bond, and all rights in respect thereof, and irrevocably requests the Registrar to transfer such principal amount of this Bond on the books kept for registration thereof.

Dated

Signed

Notes:

(i)                                     The signature to this transfer must correspond with the name as it appears on the face of this Bond.

(ii)                                  A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(iii)                               The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)                              Any transfer of Bonds shall be in the minimum amount of €100,000.

SCHEDULE 3

Form of Original Global Bond

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

ISIN: XS0974154550

OCI N.V.

(incorporated with limited liability in the Netherlands with corporate seat at Amsterdam, The Netherlands, and trade register number 56821166)

€339,000,000 3.875 per cent. Convertible Bonds due 2018

Global Bond

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of OCI N.V. (the “Issuer”).

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

€339,000,000

(THREE HUNDRED AND THIRTY NINE MILLION EURO)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below. Each payment will be made to, or to the order of, the person whose name is entered on the Register as holder at the close of business on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January.

The Bonds are constituted by a trust deed dated 25 September 2013 (the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

Exchange for Definitive Registered Bonds

This Global Bond is exchangeable in whole but not in part (free of charge to the holder) for Definitive Registered Bonds if this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) and any such clearing system is closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announces an intention permanently to cease business or does in fact do so by such holder giving notice to the Principal Paying, Transfer and Conversion Agent. On or after the Exchange Date (as defined below) the holder of this Global Bond may surrender this Global Bond to or to the order of the Registrar. In exchange for this Global Bond, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Registered Bonds.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located and in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System (each as defined under “Notices” below) are located.

Except as otherwise described herein, this Global Bond is subject to the Conditions and the Trust Deed and, until it is exchanged for Definitive Registered Bonds, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Registered Bonds for which it may be exchanged and as if such Definitive Registered Bonds had been issued on the date of this Global Bond.

The Conditions shall be modified with respect to Bonds represented by this Global Bond by the following provisions:

Notices

So long as this Global Bond is held on behalf of Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System”), notices required to be given to Bondholders may be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System, rather than by notification as required by the Conditions in which case such notices shall be deemed to have been given to Bondholders on the date of delivery to Euroclear and Clearstream, Luxembourg or, as the case may be, the Alternative Clearing System.

Prescription

Any claim in respect of principal, interest and other amounts payable in respect of this Global Bond will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest or any other amounts) from the appropriate Relevant Date (as defined in Condition 3).

Meetings

The holder hereof shall (unless this Global Bond represents only one Bond) be treated as one person for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each €1.00 principal amount of Bonds for which this Global Bond may be exchanged.

Conversion

For so long as this Global Bond is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or the Alternative Clearing System, Conversion Rights (as defined in the Conditions)

may be exercised as against the Issuer at any time during the Conversion Period by the presentation to or to the order of the Principal Paying, Transfer and Conversion Agent of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest.

Trustee’s Powers

In considering the interests of Bondholders while the Global Bond is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Global Bond and may consider such interests as if such accountholders were the holder of the Global Bond.

Redemption at the Option of Bondholders

The option of the Bondholders provided for in Condition 7(e), may be exercised by the holder of this Global Bond giving notice to the Principal Paying, Transfer and Conversion Agent within the time limits relating to the deposit of Bonds as set out in Condition 7(e), substantially in the form of the Change of Control Put Exercise Notice, available from the Principal Paying, Transfer and Conversion Agent and stating the principal amount of the Bonds in respect of which the option is exercised.

Bondholder’s Tax Option

The option of the Bondholders provided for in Condition 7(c) shall be exercised by the presentation to or to the order of the Principal Paying, Transfer and Conversion Agent of a duly completed Bondholder’s Tax Exercise Notice within the time limits set out in and containing the information required by Condition 7(c).

This Global Bond shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 25 September 2013

OCI N.V.

By:

This Global Bond is authenticated without recourse, warranty or liability by or on behalf of the Registrar.

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

By:

Authorised Signatory

SCHEDULE 4

Provisions for Meetings of Bondholders

Interpretation

1                                         In this Schedule the following expressions have the following meanings:

1.1                               “Electronic Consent” has the meaning set out in paragraph 19;

1.2                               “Extraordinary Resolution” means a resolution passed (i) at a meeting of Bondholders duly convened and held in accordance with these provisions by or on behalf of the Bondholder(s) of not less than three-fourths of the persons eligible to vote at such meeting, (ii) by a Written Resolution or (iii) by an Electronic Consent;

1.3                               “Written Resolution” means a resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than three-fourths in principal amount of the Bonds for the time being outstanding;

2                                         Provisions

2.1                               A holder of a Bond in registered form may by an instrument in writing in the form available from any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

2.2                               A holder of a Bond (whether such Bonds are represented by a Global Bond or a Definitive Registered Bond) in registered form which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

2.3                               A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

3                                         Each of the Issuer and the Trustee at any time may, and the Issuer (subject to its being indemnified and/or secured and/or pre-funded to its satisfaction) upon a request in writing of Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting, it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4                                         At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify the nature of the resolutions to be proposed.

5                                         A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting, the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6                                         At any such meeting any one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding; provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 20, the quorum shall be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding.

7                                         If within 15 minutes from the time fixed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting; provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 20, the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Bonds for the time being outstanding. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

8                                         The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9                                         At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10                                  Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative.

11                                  At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12                                  If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13                                  Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14                                  The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or is a proxy or a representative.

15                                  At any meeting on a show of hands every person who is present in person and who produces a Bond or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each €1.00 (or, in the case of meetings of holders of Bonds denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Bonds so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16                                  A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1                        to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, the Conditions or otherwise;

16.2                        to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid;

16.3                        to assent to any modification of this Trust Deed and the Conditions, that relate to the rights appertaining to the Bonds which shall be proposed by the Issuer or the Trustee;

16.4                        to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

16.5                        to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

16.6                        to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

16.7                        to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor or guarantor under this Trust Deed (for the avoidance of doubt, nothing in this paragraph shall be interpreted to mean that the consent of Bondholders is required in relation to any substitution that the Trustee may otherwise agree to under Clause 15.2 of the Trust Deed); and

16.8                        to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 20.2 or 20.7 or for the purpose of paragraph 20.3 and making any modification to the provisions contained in this Trust Deed and the Conditions, (save as provided above) or the Bonds which would have the effect of:

16.8.1              changing the Final Maturity Date or the First Call Date (other than deferring the First Call Date) or the dates on which interest is payable in respect of the Bonds; or

16.8.2              modifying the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Condition 7(b), 7(c) or 7(e); or

16.8.3              reducing or cancelling the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds; or

16.8.4              modifying the basis for calculating the interest payable in respect of the Bonds; or

16.8.5              modifying the provisions relating to, or cancelling, the Conversion Rights pursuant to the Conditions, (other than pursuant to or as a result of any amendments to the Conditions and the Trust Deed made pursuant to and in accordance with the provisions of Condition 11(vii) following (or as part of) a Newco Scheme (“Newco Scheme Modification”) and other than a reduction to the Conversion Price or an increase in the number of Ordinary Shares to be issued to Bondholders on exercise of Conversion Rights; or

16.8.6              increasing the Conversion Price (other than in accordance with the Conditions or pursuant to a Newco Scheme Modification) or to reduce the number of Ordinary Shares to be issued to Bondholders on exercise of Conversion Rights; or

16.8.7              changing the currency of the Bonds or any payment in respect of the Bonds; or

16.8.8              changing the governing law of the Bonds, the Paying, Transfer and Conversion Agency Agreement, the Calculation Agency Agreement or the Trust Deed (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c)); or

16.8.9              modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

16.8.10       amending this proviso.

17                                  An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18                                  Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

19                                  Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Bond registered in the name of a common depositary for Euroclear, Clearstream, Luxembourg or another clearing system, or a nominee of any of the above then, in respect of any resolution proposed by the Issuer or the Trustee:

(i)                                     where the terms of the proposed resolution have been notified to the Bondholders through the relevant clearing system(s), each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the Bondholder(s) of not less than three-fourths in principal amount of the Bonds for the time being outstanding (“Electronic Consent”). Neither the Issuer nor the Trustee shall be liable or responsible to anyone for such reliance; and

(ii)                                  where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, by accountholders in the clearing system with entitlements to such Global Bond or, where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person for whom such entitlement is ultimately beneficially held, whether such beneficiary holds directly with the accountholder or via one or more intermediaries and provided that, in each case, the Issuer and the Trustee have obtained commercially reasonable evidence to ascertain the validity of such holding and have taken reasonable steps to ensure that such holding does not alter following the giving of such consent or instruction and prior to the effecting of such amendment. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. As used in this paragraph, “commercially reasonable evidence” includes any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system, or issued by an accountholder of them or an intermediary in a holding chain, in relation to the holding of interests in the Bonds. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. The Issuer shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

20                                  Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

20.1                        so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

20.2                        so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

21                                  If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

21.1                        a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

21.2                        a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

21.3                        a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and

21.4                        to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively.

22                                  Nothing in this Trust Deed shall prevent any of the proxies named in any form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer or any of its other Subsidiaries.

23                                  References in this Schedule to Agents shall, where the context requires, be taken to be references to Principal Paying, Transfer and Conversion Agent.

SCHEDULE 5

Form of Directors’ Certificate

[ON THE HEADED PAPER OF THE ISSUER]

To:

BNY Mellon Corporate Trustee Services Limited

One Canada Square

London E14 5AL

United Kingdom

[Date]

Dear Sirs

OCI N.V.

€339,000,000 3.875 per cent. Convertible Bonds due 2018

This certificate is delivered to you in accordance with Clause 9.5 of the Trust Deed dated 25 September 2013 (the “Trust Deed”) and made between OCI N.V. (the “Issuer”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein. The undersigned, having made all reasonable enquiries to the best of their knowledge, information and belief:

(a)                                 As at [•](1), no Event of Default or Potential Event of Default existed [other than [•]](2) and no Event of Default or Potential Event of Default had existed at any time since [•](3) [the Certification Date (as defined in the Trust Deed) of the last certificate delivered under Clause 9.5(4)]/[the date of this Trust Deed] [other than [•]](5); and

(a)                                 From and including [•](3) [the Certification Date of the last certificate delivered under Clause 9.5](4)/[the date of this Trust Deed] to and including [•](1), the [Issuer] confirms that there has been no material breach in respect of its obligations under the Trust Deed [other than [•]](6) and that no Change of Control [other than [•]](7) has occurred.

For and on behalf of

Director	Director

(1)         Specify a date not more than 5 days before the date of delivery of the certificate.

(2)         If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.

(3)         Insert date of Trust Deed in respect of the first certificate delivered under Clause 9.5, otherwise delete.

(4)         Include unless the certificate is the first certificate delivered under Clause 9.5, in which case delete.

(5)         If any Event of Default or Potential Event of Default did exist, give details; otherwise delete.

(6)         If the Issuer has failed to comply with any obligation(s), give details; otherwise delete.

(7)         If a Change of Control has occurred, give details; otherwise delete.

This deed is delivered on the day and year first before written.

EXECUTED AS A DEED BY

OCI N.V.

By:

/s/ Salman Butt
Director

EXECUTED AND DELIVERED AS A DEED BY

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by two of its lawful Attorneys:

Attorney	/s/ Luke Ashby
Authorised Signatory

Attorney	/s/ Stuart Dawkin
Authorised Signatory

in the presence of:

Witness name:

Signature:	/s/ Paul Townsend
Authorised Signatory

Address:	The Bank of New York Mellon
One Canada Square
London E14 5AL